Exhibit 10.01
ALLEN & OVERY

Allen & Overy LLP

LEASE

THE ROYAL BANK OF SCOTLAND PLC
(as trustee and not otherwise of Schroder Exempt Property Unit Trust)

GLU MOBILE LIMITED

and

GLU MOBILE, INC

for lease of property known as Part Second Floor, Beaumont House, Kensington Village, Avonmore Road, London W14 8TS

14 March, 2007

LR1	Date of lease 14 March, 2007

LR2	Title number(s)

LR2.1	Landlord’s title number(s)

BGL331130.

LR2.2	Other title numbers

BGL40510.

LR3	Parties to this lease

Landlord	The Royal Bank of Scotland Plc whose registered office is at 36 St Andrew Square, Edinburgh EH2 2YB, acting in its capacity as trustee but not otherwise of Schroder Exempt Property Unit Trust Company Registration number SC90342

Tenant	Glu Mobile Limited, whose registered office is at 58-60 Berners Street, London W1T 3JS, Company Registration Number 04223253

Guarantor	Glu Mobile, Inc incorporated in the state of California United States of America

LR4	Property

The property known as part second floor Beaumont House, Kensington Village as further described in the Definitions and Part 2 of Schedule 1.

In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

LR5	Prescribed statements etc

None.

LR6	Term for which the Property is leased

The term is as follows: 5 years commencing on and including the Term Commencement Date.

LR7	Premium

None.

LR8	Prohibitions or restrictions on disposing of this lease

This lease contains a provision that prohibits or restricts dispositions.

LR9	Rights of acquisition etc

LR9.1	Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

This lease contains a contractual right for the Tenant to renew contained in Schedule 8.

LR9.2	Tenant’s covenant to (or offer to) surrender this lease

None.

LR9.3	Landlord’s contractual rights to acquire this lease

None.

LR10	Restrictive covenants given in this lease by the Landlord in respect of land other than the Property

None.

LR11	Easements

LR11.1	Easements granted by this lease for the benefit of the Property

The Easements specified in Parts 1 and 2 of Schedule 2.

LR11.2	Easements granted or reserved by this lease over the Property for the benefit of other property

The Easements specified in Parts 1 and 2 of Schedule 3.

LR12	Estate rentcharge burdening the Property

None.

LR13	Application for standard form of restriction

None.

LR14	Declaration of trust where there is more than one person comprising the Tenant

THIS LEASE is made on 14 March, 2007
BETWEEN:
(1)	THE ROYAL BANK OF SCOTLAND PLC, a company incorporated under the laws of Scotland under number SC90312 whose registered office is at 36 St Andrew Square, Edinburgh EH2 2YB and whose address for service is Trustee and Depositary Services (Ref: SEPUT), Drummond House, 1 Redheughs Avenue, Edinburgh EH12 9JN (acting in its capacity as trustee and not otherwise of Schroder Exempt Property Unit Trust) (the Landlord);
(2)	GLU MOBILE LIMITED (registered in England under number 04223253) whose registered office is at 58-60 Berners Street London W1T 3JS (the Tenant); and
(3)	GLU MOBILE, INC incorporated in the State of California of 1800 Gateway Drive, Suite 200 San Mateo CA 94404 (the Guarantor).
THIS DEED WITNESSES as follows:
1.	DEFINITIONS

In this Lease the terms defined in Part 1 of Schedule 8 shall have effect and:

Accounting Period means each one of the following periods:
(a)	the date hereof to the following 30th September;

(b)	thereafter every yearly period of the Term which shall commence on 1st October in each year of the Term and end on 30th September in the following year;

(c)	the period commencing on 1st October preceding the End of the Term and ending on the End of the Term; and

(d)	each one of the periods (if any) of which the Landlord shall with the consent of the Tenant (not to be unreasonably withheld or delayed) substitute for any one or more of the periods described in paragraphs (a), (b) or (c) above.
Additional Services means the services listed in paragraph 2 of Schedule 7 as from time to time altered (if at all) pursuant to Clause 5.2;

assign includes entering into any form of equitable assignment of the Property, including a registerable transfer where the Tenant’s title to the Property is registered or registerable, but does not include entering into a contract for the assignment or transfer of the Property, and assignment is similarly construed;

authorised guarantee agreement has the meaning given to it by the LTC Act 1995;

Basic Services means the services listed in paragraph 1 of Schedule 7 as from time to time altered (if at all) under Clause 5.2;

Building means the property described in Part 1 of Schedule 1 and every part of it and all additions and alterations to it made during the Term and includes (without limitation):
(a)	roadways, footpaths, service roads, service areas, car parks, loading bays and landscaped and open areas;

(b)	boundary walls and fences;
of, belonging or appurtenant thereto;

Building Percentage means 7.36 per cent in respect of the Total Building Service Costs attributable to the phase I water supply and 7.57 per cent in respect of the Total Building Service Cost attributable to the fitness centre and 13 per cent in respect of all other Total Building Service Costs or such other fair and reasonable proportions of the Total Building Service Costs properly attributable to the Property as the Landlord shall notify in writing to the Tenant and which the Tenant shall have agreed (such agreement not to be unreasonably withheld or delayed) or in the absence of such agreement as determined by the Landlord’s surveyor acting reasonably whose determination shall be conclusive save in the event of manifest error;

Building Service Costs means the costs set out in paragraph 3 of Schedule 7;

Building Service Charge means the Building Percentage of the Total Building Service Costs in any Accounting Period;

Building Services means the Additional Services and the Basic Services;

Business Day means a day (other than a Saturday or Sunday) on which banks are generally open in London for normal business;

Car Spaces means the 10 spaces in the Parking Area from time to time designated by the Landlord for the Tenant’s use;

CAW Regulations means the Control of Asbestos at Work Regulations 2002;

Clearing Bank means a corporate member of CHAPS Clearing Company Limited;

Common Parts means the roads, footpaths, service areas, car parks, loading bays, landscaped and open areas, entrances, staircases, passages, landings, passenger and goods lifts and other areas (whether or not in the nature of the foregoing) from time to time during the Term in or appurtenant to the Building provided by the Landlord for common use by the tenants of the Building;

Conduits includes those for sewage, water, gas, electricity, telecommunications and data processing;

End of the Term includes the expiry of the Term by effluxion of time or the determination of the Term by forfeiture, surrender, merger, notice or in any other way;

Estate means the land shown edged red on the Estate Plan known as Kensington Village Avonmore Road, London W14 together with the buildings now erected or in the course of erection on it or which may at any time in the future be erected on the land or any part of it and such further or adjoining land and buildings which during the Term shall become vested in the Landlord and which shall be constructed altered or developed and designated by the Landlord a part of the Estate;

Estate Common Parts means all parts of the Estate (and signs relating to but not situated upon the Estate) (excluding the Property and other Lettable Areas) which are from time to time provided or designated by the Landlord or Head Landlord for the common or general use by or for the benefit of all or substantially all of the tenants licensees and occupiers of the Estate and where appropriate their respective employees agents and licensees and all others from time to time authorised by the Landlord or Head Landlord and without limitation includes all or any of the following which are or may from time to time be comprised in or appurtenant to the Estate namely the estate roads paths pavements vehicular and pedestrian ways and conducting media perimeter walls landscaped areas gates fences signs notice boards advertising features special decorative features security installations refuse collection and disposal areas and all other fixtures fittings furnishings and facilities as may from time to time be provided by the Landlord for common or general use;

Estate Percentage means 3.51 per cent or such other fair and reasonable proportion of the Estate Service Costs properly attributable to the Property in respect of Estate Common Parts or in the event of there being a relevant change in the circumstances of the Property and/or the Estate then such fair and reasonable percentage as shall be agreed between the parties or in the absence of such agreement as determined by the Landlord’s surveyor acting reasonably whose determination shall be conclusive save in the event of manifest error;

Estate Plan means the attached plan marked as such;

Estate Services means the services listed in paragraph 1 of Schedule 6 as from time to time altered (if at all) pursuant to Clause 5.2;

Estate Service Charge means the Estate Percentage of Total Estate Service Costs in any Accounting Period;

Estate Service Costs means the costs set out in paragraph 2 of Schedule 6;

exempt information document has the meaning given to that expression in rule 131 of the Land Regulation Rules 2003;

Guarantor includes the person named in this Lease as guarantor, if any, and any other person who is for the time being a guarantor in respect of the Tenant’s obligations under this Lease and his personal representatives and successors;

Head Landlord means any person for the time being entitled to possession of the Property at the end of any term of years granted by any Head Lease;

Head Lease means the lease under which the Landlord is for the time being entitled to possession of the Property at the End of the Term and every lease (whether immediate or otherwise) out of which that lease was created, all deeds varying any of those leases and all licences and consents granted under any of those leases or under any deed of variation;

Independent Surveyor means the independent chartered surveyor appointed pursuant to Clause 5.3;

Interest Rate means the base rate for the time being of The Royal Bank of Scotland plc or of another Clearing Bank designated from time to time by the Landlord or if there is no such base rate the rate from time to time prescribed under section 32 of the Land Compensation Act 1961;

Landlord includes the person for the time being entitled to possession of the Property at the End of the Term;

Lease means this lease, every deed varying or supplemental to this lease and every licence and consent granted under this lease or under any deed of variation or supplemental deed and every collateral agreement (as defined in the LTC Act 1995);

Legal Obligation means any obligation from time to time created by any enactment or authority which relates either to the Property or to the Building or to either or both of their respective uses and includes without limitation obligations imposed as a condition of any necessary consents;

Lettable Areas means all parts of the Building or, as the case may be, the Estate designed to be let or let for commercial use;

LTC Act 1995 means the Landlord and Tenant (Covenants) Act 1995;

Parking Area means the car parking area forming part of the Estate and defined as Car Park in the Head Lease dated 22nd February, 2000 made between Rysbridge Estates Limited (1) and Lloyds TSB Bank plc (2);

Planning Acts means the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991;

President means the President from time to time of the Royal Institution of Chartered Surveyors or any person authorised to act upon his behalf;

Property means the property described in Part 2 of Schedule 1 and every part of it and all additions and alterations to it;

Property Plan means the plan marked as such annexed to this Lease;

Quarter Days means 25th March, 24th June, 29th September and 25th December in every year;

Rent includes all sums reserved as rent by this Lease;

Retained Property means the whole of the Building other than the Lettable Areas;

Tenant includes the Tenant’s successors in title;

Term means the term granted by this Lease;

Term Commencement Date means 17 October, 2006;

Total Building Service Costs means the total of the Building Service Costs in any Accounting Period;

Total Estate Service Costs means the total of the Estate Service Costs in any Accounting Period;

Underlease EID application means an application to the Registrar to designate an underlease or derivative underlease an exempt information document so as to exclude from the edited copy of the underlease or derivative underlease as appropriate to be held by HM Land Registry such information as is excluded from any edited copy of this Lease held at HM Land Registry and such other information as the Landlord shall require;

VAT means value added tax and any imposition or levy of a like nature;

VAT Act 1994 means the Value Added Tax Act 1994;

VAT group means two or more bodies corporate registered as a group for VAT purposes under section 43 VAT Act 1994.

VAT Invoice means an invoice addressed to the Tenant and which complies with the requirements of section 6 (5) of and paragraph 2(1) of Schedule 11 to the VAT Act 1994 and regulations made pursuant thereto in relation to tax invoices.
2.	INTERPRETATION

2.1	Parties

Where there are two or more persons included in the expressions Landlord, Tenant or Guarantor each reference to the Landlord, the Tenant or the Guarantor includes a separate reference to each of those persons.
2.2	Enactments

Any reference, express or implied, to an enactment includes references to:
(a)	that enactment as amended, extended or applied by or under any other enactment (before or after the execution of this Lease);

(b)	any enactment which that enactment re-enacts (with or without modification);

(c)	any subordinate legislation made (before or after the execution of this Lease) under that enactment, as amended, extended or applied as described in paragraph (a) above or under any enactment referred to in paragraph (b) above; and

(d)	any consents, licences and permissions given (before or after the execution of this Lease) under that enactment, as amended, extended or applied as described in paragraph (a) or under any enactment referred to in paragraph (b) above or under that subordinate legislation and any conditions contained in those consents, licences and permissions.
2.3	Subordinate and EU legislation

Any reference, express or implied, to enactments generally includes subordinate legislation and any legislation of the European Union that is directly applicable in the United Kingdom and includes existing enactments and those that come into effect during the Term.

2.4	Application

Clauses 2.1 to 2.3 apply unless the contrary intention appears.

2.5	Clause Headings

The headings in this Lease do not affect its interpretation.

3.	LEASE

3.1	Lease

The Landlord lets the Property to the Tenant with limited title guarantee together with the rights set out in Schedule 2 but except and reserving to the Landlord the rights set out in Schedule 3 for the term of five years commencing on and including the Term Commencement Date subject to all rights and covenants affecting the Property including (without limitation) the matters contained or referred to in Schedule 4 at a yearly rent ascertained in accordance with Clause 4.

3.2	Ancillary Rights

Save in respect of the Car Spaces the rights granted to the Tenant are granted in common with the Landlord, any person authorised by the Landlord and everyone else having the like or similar rights.

3.3	Exclusion of Implied Rights

This Lease does not include any rights other than those set out in Schedule 2.

3.4	Reserved Rights

The rights excepted and reserved to the Landlord are also excepted and reserved to those authorised by the Landlord and everyone else entitled to them.

4.	RENT

4.1	Rent

The yearly rent is:
(a)	until but excluding the Rent Commencement Date the rent of one peppercorn (if demanded);

(b)	from and including the Rent Commencement Date the rent of Three Hundred and Two Thousand Three Hundred and Twenty-Eight Pounds (£302,328).
4.2	Rent payment dates

The yearly rent is payable without any deduction, withholding or set-off by equal quarterly payments in advance on the Quarter Days. The first payment (which is an apportioned sum) is to be made on the Rent Commencement Date in respect of the period commencing on the Rent Commencement Date and ending on the day before the next following Quarter Day.

5.	SERVICE CHARGE

5.1	Payment

The Tenant must pay to the Landlord the Estate Service Charge and Building Service Charge without any deduction, withholding or set-off by equal quarterly payments in advance on the

Quarter Days. The first payment (which is an apportioned sum) is to be made on the Service Charge Commencement Date in respect of the period commencing on the Service Charge Commencement Date and ending on the next following Quarter Day.

5.2	Variation of Estate Services and Building Services

The Landlord or the Superior Landlord may add to vary or discontinue any of the Building Services and/or the Estate Services respectively where the Landlord or the Superior Landlord (acting reasonably) consider it necessary to do so having regard to the principles of good estate management Provided that such variation or discontinuance does not materially adversely affect the Tenant’s use and enjoyment of the Property and provided further that in the event of a dispute the same shall be referred to the Independent Surveyor under Clause 5.3.

5.3	Independent Surveyor

In any case where provision is made for reference to the Independent Surveyor then either party may forthwith give to the other notice of such dispute or question whereupon it shall be referred to the Independent Surveyor and the final decision of the Independent Surveyor (who shall be agreed between the parties or in default of agreement on the application of either party shall be appointed by the President) and this shall be deemed to be a submission to arbitration within the meaning of the Arbitration Act 1996 or any Act amending or replacing the same.

6.	TENANT’S COVENANTS

6.1	Introduction

The Tenant covenants with the Landlord to comply with its obligations set out in this Clause and in Clauses 5, 8 and 9.

6.2	Rent

The Tenant must:
(a)	pay the yearly rent to the Landlord at the times and m the manner referred to in Clause 4 without any deduction and (if required by the Landlord) by banker’s standing order or direct debit; and

(b)	not exercise or seek to exercise any right or claim to withhold rent or any right or claim to legal or equitable set-off.
6.3	Outgoings

The Tenant must:
(a)	pay all present and future Outgoings assessed, charged or imposed on, or payable in respect of the Property or the Car Spaces or assessed, charged or imposed on, or payable by the owner or occupier of the Property or the Car Spaces;

(b)	pay the proportion properly attributable to the Property or the Car Spaces of all Outgoings assessed, charged or imposed on or payable in respect of the Property and other properties or the Car Spaces and other car spaces or assessed, charged or imposed on or payable by the owner or occupier of the Property and other properties or the Car Spaces and other car spaces;

(c)	pay all charges for the supply to and consumption at the Property of water, gas and electricity and all charges for telecommunications (including equipment rents) and observe and perform all regulations of the supply authorities;

(d)	where such charges as are referred to in paragraph (c) are made in relation to the Property and other properties or upon the owner or occupier of the Property and other properties, pay the suppliers and indemnify the Landlord against the proportion of those charges properly attributable to the Property or its owner or occupier; and

(e)	if the Landlord loses rating relief because it has been allowed to the Tenant or any other person deriving title under the Tenant during the Term, make good that loss to the Landlord.
In this sub-clause Outgoings means rates, taxes, duties, charges, assessments, impositions and outgoings whether parliamentary, parochial, local or of any other description and whether of the nature of capital or revenue and even though of a wholly novel character except tax payable by the Landlord as a result of the grant of this Lease or of any dealing with the reversion immediately expectant upon the term hereby granted and except tax payable in respect of the rents and other payments arising hereunder. The proportion referred to in paragraphs (b) and (d) will be determined by the Landlord (acting reasonably) whose determination will be conclusive save as to questions of law or manifest error.

6.4	Repair

The Tenant must:
(a)	put and keep the Property in good and substantial repair and condition, but, subject to paragraph (b), is not obliged to repair damage caused by an Insured Risk and, subject to subclause (c), is not obliged to repair damage caused by Uninsured Terrorism;

(b)	if directed to do so by the Landlord, repair damage caused by an Insured Risk where:
(i)	the damage is not insured because of an exclusion, limitation or excess imposed by the insurers and, in the Landlord’s reasonable opinion, the cost of making good the damage will not exceed the amount resulting from the exclusion, limitation or excess, or

(ii)	the insurance monies are irrecoverable because of the act, default or omission of the Tenant, any person deriving title under the Tenant or anyone at the Property with the express or implied authority of any of them;
(c)	if directed to do so by the Landlord, repair damage caused by Uninsured Terrorism where, in the Landlord’s reasonable opinion, the cost of making good the damage will not exceed the Cap;

(d)	replace all the Landlord’s fixtures and fittings in the Property which become beyond repair during the Term with others of no lesser quality;

(e)	keep all internal windows and other glass in the Property (both inside and out) clean, cleaning them as often as reasonably necessary;

(f)	enter into and maintain throughout the Term fully comprehensive maintenance contracts in respect of all plant, equipment and machinery in the Property with a reputable company or companies first approved by and in forms approved by the Landlord and produce the contracts to the Landlord on demand with evidence that any payments due under them are paid up to date;

(g)	produce to the Landlord on demand a certificate issued by an electrical contractor first approved by the Landlord that the electrical circuits within the Property comply with the then current regulations of the Institute of Electrical Engineers or other amended standards or recommended current codes of practice, in each case as approved by the Landlord; and

(h)	notify the Landlord of all defects in the Property which are relevant defects for the purpose of Section 4 of the Defective Premises Act 1972.
6.5	Redecoration

The Tenant must redecorate the Property in the last year of the Term in colours and patterns which must be first approved by the Landlord (such approval not to be unreasonably withheld or delayed). The Tenant must also have all parts of the Property requiring treatment for their preservation and protection treated in accordance with the best approved manner for preserving and protecting them. All works under this sub-clause must be carried out in a good and workmanlike manner and with suitable, good quality materials.

In this sub-clause the last year of the Term means the period of 12 months ending at the End of the Term.

6.6	Party Matters

The Tenant must pay a fair and proper proportion of all costs and expenses payable in respect of repairing, lighting, cleansing and maintaining anything used in common by the Property and any other property to the extent that those costs and expenses are not recoverable under clause 5. The proportion must be determined by the Landlord (acting reasonably) whose determination will be conclusive save as to questions of law or manifest error.

6.7	Entry by the Landlord

The Tenant must:
(a)	permit the Landlord to enter the Property to examine its condition and take inventories;

(b)	permit the Landlord to enter the Property to exercise any of the rights reserved to the Landlord by this Lease and for any other reasonable purpose connected with the management of the Building but not being obliged to compensate the Tenant for any loss suffered by the Tenant or for any nuisance, annoyance, inconvenience, noise or vibration;

(c)	permit the Landlord to enter the Property and inspect and measure the Property for all purposes connected with insurance of the Building or any part of it,; and

(d)	furnish all information relevant for those purposes as the Landlord or anyone having a right of entry under this sub-clause may reasonably request.

Except in case of emergency the Landlord must give the Tenant reasonable prior notice (being not less than 24 hours except in case of emergency) before exercising the right of entry. After notice or in case of emergency the Landlord may break into the Property. The right of entry must be exercised in a reasonable manner and in such a way as not to prevent the Tenant’s beneficial user and enjoyment of the Property so far as reasonably practicable with the Landlord making good promptly to the reasonable satisfaction of the Tenant any damage to the Property and to the Tenant’s fixtures fittings and effects so caused and carrying out any works referred to in Schedule 3 in such a manner as to cause the least disturbance to the Tenant as is reasonably practicable.
6.8	Remedy Breaches

The Tenant must remedy all breaches of covenant notified by the Landlord to the Tenant which the Tenant is liable to remedy under this Lease as soon as reasonably possible and in any event within two months after service of the notice. If the Tenant fails to do so, the Landlord may enter the Property and remedy the breach. All costs and expenses incurred by the Landlord must be paid by the Tenant within 5 Business Days of written demand.

6.9	Alterations

The Tenant must:
(a)	not make any alteration or addition to the Property or to any other part of the Building (other than the erection, alteration, relocation or removal of internal, non-structural, demountable partitioning within the Property, none of which requires consent but the Tenant must provide details to the Landlord prior to commencement of such works) save as permitted by paragraph (b);

(b)	not make any internal, non-structural alteration to the Property (other than, in relation to demountable partitioning, as mentioned in paragraph (a)) without the prior consent of the Landlord which may not be unreasonably withheld or delayed;

(c)	before the End of the Term, if required to do so by the Landlord but not otherwise, remove any alteration or addition (including any made before the beginning of the Term) and make good all damage caused by the removal;

(d)	not enter into any agreement with any operator conferring on the operator any right to do on the Property anything referred to in paragraphs 2(1)(a), (b) or (c) of the telecommunications code or agree to be bound by any such right granted by another person;

(e)	procure that no occupier of the Property or any part of it enters into any such agreement and that no other person with an interest in the Property agrees to be bound by any such right; and

(f)	forthwith notify the Landlord in writing if any operator requests the Tenant or, to the knowledge of the Tenant, any other person to grant the operator any such right or if any operator does anything referred to in those paragraphs without having obtained the agreement of all persons having an interest in the Property.
In this sub-clause a non-structural alteration is one which does not affect the roof, foundations or exterior of the Building or any load-bearing part of it and operator has the meaning given to that expression by paragraph 1 of the telecommunications code and telecommunications code means the code in schedule 2 of the Telecommunications Act 1984.

6.10	Signs

The Tenant must:
(a)	not display on the Property any signs visible from outside the Property except those which in the Landlord’s opinion are reasonably necessary in connection with the business carried on at the Property which shall include signage on the lobby wall outside the Property on the second floor and which are in a form approved by the Landlord and are affixed in positions approved by the Landlord (such approval in both cases not to b unreasonably withheld or delayed by the Landlord ;

(b)	at the End of the Term remove all signs (including any erected before the beginning of the Term) and make good all damage caused by their removal; and

(c)	not affix any signs to any part of the Building other than the Property save as aforesaid and save that the Tenant is permitted to display its corporate name details on the common signage board on the ground floor of the Building and not affix to the Building any external radio, television or other aerial or satellite dish or any pole, mast, flag or wire.
In this sub-clause signs includes signs, hoardings, posters, placards, advertisements, bills, inscriptions and letters.

6.11	Use

The Property must not be used for any purpose other than as offices being a use within subparagraph (a) of Class Bl Business in the Schedule to the Town and Country Planning (Use Classes) Order 1987 as that Order is in force at the date of this Lease.

6.12	Use obligations

The Tenant must:
(a)	not install in the Property any equipment of any kind (other than normal office equipment);

(b)	not leave the Property unoccupied for more than a month without notifying the Landlord and providing the security arrangements required by the Landlord and its insurers;

(c)	not do anything on the Property which may become an actionable nuisance, damage or annoyance, danger or inconvenience to the Landlord or any occupier of the Estate;

(d)	not allow to pass into the Conduits serving the Property anything that may obstruct them or cause damage, danger or pollution or anything poisonous or radioactive;

(e)	not bring onto or keep in the Property anything dangerous, inflammable, explosive, noxious or offensive;

(f)	not use the Property for any illegal or immoral purpose or for any dangerous, noxious, noisy or offensive occupation or in any manner so as to be offensive to the occupiers of any nearby property;

(g)	not use the Property for the holding of public meetings or auction sales or as a residence or sleep at the Property or keep any animal on it;

(h)	not overload the Building or its Conduits or interfere with the ventilation, heating or air-conditioning systems in the Building and operate those systems in accordance with the Landlord’s instructions;

(i)	remove all refuse promptly, keep the Property clean, tidy and in good order and not cause the Common Parts or any other area abutting the Property to be untidy;

(j)	not obstruct the Common Parts and not do anything as a result of which reasonable use of the Common Parts by others may be impeded;

(k)	not park vehicles on or load or unload goods onto or from vehicles save in those parts of the Estate designated by the Landlord for that purpose;

(1)	ensure that at all times both the Landlord and (if required by the Landlord) the police know the names, home addresses and home telephone numbers of at least two keyholders of the Property.
6.13	Statutory Requirements

The Tenant must.
(a)	comply with every enactment and with the requirements of every authority relating to or affecting the Property or its use or the employment of anyone at the Property or any equipment or chattels in the Property and whether applicable to the owner, landlord, tenant or occupier of the Property; and

(b)	in particular, comply with the CAW Regulations, insofar as they relate to the Property, unless the Landlord gives the Tenant notice that the Landlord elects to do so;

(c)	if the Landlord gives notice under Clause 6.13(b), pay to the Landlord within 10 Business Days of written demand:
(i)	the cost properly incurred by the Landlord in complying with the CAW Regulations in relation to the Property; and

(ii)	a fair proportion of the cost incurred by the Landlord in complying with the CAW Regulations in relation to the Building as a whole or incurred by the Head Landlord in relation to the Estate; and
(d)	comply with all requirements of the appropriate authority and the Landlord’s insurers and all reasonable requirements of the Landlord as to means of escape from the Property in case of fire or other emergency and as to the provision and maintenance of fire detection equipment, fire alarm equipment and fire fighting equipment.
In this sub-clause authority includes every government department, local or other authority and court of competent jurisdiction and the proportion referred to in Clause 6.13(c)(ii) will be reasonably determined by the Landlord whose determination will be conclusive save as to questions of law or manifest error.
6.14	Notices

The Tenant must:
(a)	give the Landlord a copy of every notice or order and of every proposal for a notice or order issued to the Tenant, its subtenants or any occupier of the Property or left at the Property within twenty one Business Days of its service;

(b)	take all steps necessary to comply with every notice or order without delay; and

(c)	at the request of the Landlord and at the cost of the Landlord , make or join with the Landlord in making such objections or representations in respect of the notice, order or proposal as the Landlord reasonably thinks fit.
6.15	Planning Acts

The Tenant must:
(a)	comply with the Planning Acts in relation to the Property, any operations carried out at the Property and its use and not commit any breach of planning control;

(b)	obtain from the local planning authority planning permission for the carrying out of any operation on the Property or the institution or continuance of any use which may constitute development within the meaning of the Planning Acts;

(c)	not make any application for planning permission without the prior consent of the Landlord such consent not to be unreasonably withheld or delayed to the making of the application, indemnify the Landlord against all charges payable in respect of the application and repay to the Landlord all professional fees and expenses properly incurred by the Landlord in connection with the application;

(d)	promptly after the grant or refusal of any application, give the Landlord a copy of the permission or the refusal;

(e)	not make any alteration or addition to or change of use of the Property (being an alteration or addition or change of use which is prohibited by this Lease or for which the consent of the Landlord must be obtained under this Lease and for which a planning permission must be obtained) before planning permission for it has been produced to the Landlord and acknowledged by the Landlord as satisfactory to it (acting reasonably) but so that the Landlord may refuse to express satisfaction with the planning permission on the grounds that anything contained in it or omitted from it in the reasonable opinion of the Landlord would be or be likely to be prejudicial to the Landlord’s interest in the Property during the Term or after the End of the Term;

(f)	pay any charge imposed under the Planning Acts in respect of the carrying out of any operation or the institution or continuance of any use;

(g)	unless the Landlord directs otherwise, carry out before the End of the Term all works required to be carried out as a condition of any planning permission which may have been implemented during the Term whether or not the date by which the planning permission requires those works to be carried out falls within the Term;

(h)	produce to the Landlord all drawings, documents and other evidence required by the Landlord to satisfy itself that this sub-clause has been complied with;

(i)	at the request of the Landlord but at the cost of the Tenant to make or join in making any planning application required by the Landlord and not make any objection or adverse representation in respect of any planning application made by or with the consent of the Landlord.
In this sub-clause operation and development each includes works to any listed building which are prohibited by the Planning Acts unless authorised by them and planning permission includes listed building consent.
6.16	Obstruction

The Tenant must not:
(a)	stop up, darken or obstruct any window or any opening belonging to the Property or the remainder of the Building; or

(b)	give to any third party any acknowledgement that the Tenant enjoys the access of light or air to any of the windows or openings in the Property or in the remainder of the Building by the consent of a third party; or

(c)	pay to any third party any sum of money or enter into any agreement with any third party for the purpose of inducing or binding him to abstain from obstructing the access of light or air to any window or opening.
6.17	Obstruction Proceedings
If any of the owners or occupiers of nearby land or buildings do or threaten to do anything which obstructs or may obstruct the access of light or air to any of the windows or openings in the Property, the Tenant must:
(a)	notify the same promptly to the Landlord; and

(b)	permit the Landlord to bring proceedings in the name and at the cost of the Tenant against any of the owners or occupiers of the nearby land or buildings in respect of the obstruction.
6.18	Acquisition of Rights

The Tenant must not allow any easement to be acquired over the Property or the remainder of the Building. If any easement is acquired or attempted to be acquired, the Tenant must give immediate notice of it to the Landlord and at the request of the Landlord and at the cost of the Landlord adopt the course required by the Landlord for preventing the acquisition of the easement.
6.19	Costs

The Tenant must pay on an indemnity basis all proper costs and expenses reasonably incurred by the Landlord:

(a)	in connection with any proceedings relating to the Property under the Law of Property Act 1925 sections 146 and 147, or the Leasehold Property (Repairs) Act 1938, the preparation and service of any notice under those sections or the taking of steps subsequent to such notice notwithstanding that forfeiture is avoided otherwise than by relief granted by the Court;

(b)	in the preparation and service of any notice to repair or any schedule of dilapidations at any time during the Term or within 6 months after the End of the Term;

(c)	in connection with the recovery of arrears of Rent or other sums properly due to the Landlord under this Lease including the levy or attempted levy of any distress; and

(d)	in respect of any application for consent required by this Lease whether or not the consent is granted including any inspection of works authorised by the consent and of any re-instatement of those works.
Where the Landlord could recover the cost of services or advice under this sub-clause if they were undertaken by a third party but those services or that advice are provided by the Landlord or by a company which is a member of the same group as the Landlord (within the meaning of section 42 of the Landlord and Tenant Act 1954), the Tenant must pay to the Landlord or to that company a reasonable sum (plus VAT if payable) for such services or advice but not more than the amount payable by the Tenant if those services or that advice had been provided by a third party.
6.20	Indemnity

The Tenant must:
(a)	pay and make good to the Landlord every loss and damage incurred or sustained by the Landlord as a consequence of every breach or non-observance of the covenants by the Tenant in this Lease and indemnify the Landlord against all actions, claims, liabilities, costs and expenses arising by reason of the breach; and

(b)	indemnify and keep the Landlord indemnified from liability in respect of all loss, damage, actions, proceedings, claims, demands, costs, damages and expenses in respect of any injury to or the death of any person or damage to any property or in respect of the infringement, disturbance or destruction of any right by reason of or arising in any way directly or indirectly out of:
(i)	the act, omission or default of the Tenant, any person deriving title under the Tenant or any person at the Property with the express or implied authority of any of them; and

(ii)	any breach by the Tenant or by any person deriving title under the Tenant of any covenant by the Tenant or any condition contained in this Lease.
The Landlord shall promptly after receipt of the same notify the Tenant of any proceedings claims or demands which may be the subject of a claim for indemnity together with details thereof and keep the Tenant reasonably informed of all progress in connection therewith. The Landlord shall afford the Tenant the opportunity to make representations in relation to the handling of such claims but subject to the overriding right of the Landlord to handle settle or compromise any such claims as it shall decide.

6.21	Notices for Sale and Re-letting

The Tenant must:
(a)	permit the Landlord during the six months before the End of the Term to affix to the Property a notice for re-letting it; and

(b)	permit all persons with written authority from the Landlord or the Landlord’s agent to view the Property upon giving reasonable notice.
6.22	Regulations

The Tenant must observe all reasonable regulations made by the Landlord for the proper management of the Building and notified in writing to the Tenant.
6.23	New Guarantor

If a Guarantor’s event of default occurs, the Tenant must notify the Landlord of the event within 10 Business Days of its occurrence. If the Landlord serves notice on the Tenant under this sub-clause within 30 Business Days of service of the Tenant’s notice, the Tenant must procure that guarantors acceptable to the Landlord acting reasonably covenant by deed as soon as practicable thereafter with the Landlord in the form set out in Schedule 5.

In this sub-clause a Guarantor’s event of default is any of the following:
(a)	in the case of a Guarantor who is an individual:
(i)	the death of the individual;

(ii)	the individual being regarded as a patient under the Mental Health Act 1983 section 94;

(iii)	an application being made for an interim order in respect of the individual or an interim order being made under the Insolvency Act 1986;

(iv)	the making by the individual of a proposal for a voluntary arrangement;

(v)	a petition being presented for a bankruptcy order to be made against the individual or a bankruptcy order being made;
(b)	in the case of a Guarantor which is a company:
(i)	a proposal being made to the company and to its creditors for a voluntary arrangement;

(ii)	a petition being presented for an administration order in respect of the company or an administration order being made or documents being filed with the court for the appointment of an administrator of the company or the directors of the company giving notice of their intention to appoint an administrator of the company;

(iii)	the company having an administrative or other receiver or a manager appointed of the whole or any part of its property;

(iv)	the company passing a resolution for winding up or a petition being presented for the winding up of the company or a winding up being made or the company being dissolved other than (in any such case) a voluntary winding up of a solvent company for the purposes of amalgamation or reconstruction;
(c)	in the case of a Guarantor who is an individual or which is a company:
(i)	the individual or the company entering into any kind of composition, scheme of arrangement, compromise or arrangement for the benefit of creditors or any class of creditors or permitting or suffering any distress or execution to be levied on his goods at the Property;

(ii)	there occurring in relation to the individual or the company in any country or territory in which he carries on business or to the jurisdiction of whose courts he or any of his property is subject any event which corresponds in that country or territory with any of those mentioned in paragraphs (a)(ii) to (v) or (b) above or the individual or the company otherwise becoming subject in any such country or territory to any law relating to insolvency, bankruptcy or winding up.
6.24	Car Spaces

The Tenant must:

(a)	not use the Car Spaces otherwise than for the purpose of the parking of one private motor vehicle in each Car Space and not to keep anything else in the Parking Area including, without limitation, plant, equipment, materials, containers of any description or any skip or other receptacle for refuse or any caravan or temporary building;

(b)	not without the express permission of the Landlord carry out any repairs to any vehicle whilst it is in the Parking Area and if permission is granted ensure that any repairs are carried out in such manner as not to cause any nuisance, annoyance, inconvenience or disturbance to the Landlord or any tenant or occupier of the Building or other user of the Parking Area;

(c)	keep the Car Spaces clean, tidy and free from deposits of oil or grease;

(d)	not cause any obstruction in the Parking Area;

(e)	take all reasonable and proper precautions against fire occurring in any vehicle using the Car Spaces;

(f)	not do anything in the Parking Area which causes nuisance, annoyance, inconvenience or disturbance to the Landlord or any tenant or occupier of the Building or other user of the Parking Area.
6.25	Head Lease

The Tenant must:
(a)	perform and observe in respect of the Property the covenants by the tenant contained in the Head Lease except the covenants for payment of rent and for insurance;

(b)	not do or omit anything whereby the Head Lease may be avoided or forfeited; and

(c)	allow the Landlord to enter the Property and to perform any of the covenants by the tenant in the Head Lease which may be necessary to prevent a forfeiture of the Head Lease upon giving reasonable notice except in the case of emergency.
6.26	Freehold Covenants

The Tenant must observe and perform the covenants contained in or referred to in the documents specified in Schedule 4 so far as they relate to the Property and are still subsisting and capable of taking effect and must indemnify and keep indemnified the Landlord from and against any non-observance or non-performance of the same.

6.27	Yield Up

The Tenant must:
(a)	yield up the Property (except tenant’s or trade fixtures) to the Landlord at the End of the Term with vacant possession in accordance with the Tenant’s covenants in this Lease save that the Tenant shall not be obliged to reinstate the Partition Works as defined in the Agreement for Lease pursuant to which this Lease is granted;

(b)	make good to the satisfaction of the reasonable Landlord all damage occasioned by the removal of any tenant’s or trade fixtures; and

(c)	deliver to the Landlord records made by the Tenant under the CAW Regulations either during the Term or during any earlier period of occupation arising out of an agreement to grant the Term.
6.28	Release of Landlord

If the Landlord or any former landlord applies for release of a covenant under section 8 of the LTC Act 1995, the Tenant must not object unreasonably to the release of the Landlord or the former landlord.

6.29	Land Registry

The Tenant must:
(a)	if the Tenant provides a copy of this Lease to the Land Registry, submit simultaneously with the copy of this Lease an application signed by or on behalf of the Landlord for the Land Registrar to designate this Lease as an exempt information document;

(b)	if the Tenant, any undertenant or any tenant of any derivative lease provides a copy of any underlease or derivative underlease to the Land Registry, prepare or procure that the undertenant or the tenant of the derivative underlease prepares for approval by the Landlord and submit or procure that the undertenant or the tenant of the derivative underlease submits simultaneously with the copy of the underlease or derivative underlease as appropriate, an Underlease EID Application signed by or on behalf of the Landlord;

(c)	if an application for registration of this Lease is made to the Land Registry, provide to the Landlord official copies of the registers of title relating to this Lease and the

Landlord’s title to the Property within one month after the registration has been completed; and
(d)	use reasonable endeavours to procure forthwith at the end of the Term, the cancellation of any registration at the Land Registry relating to this Lease or the matters contained in this Lease.
7.	LANDLORD’S COVENANTS

7.1	Introduction

Subject to Clause 15.10, the Landlord covenants with the Tenant to comply with its obligations set out in this clause and in Clauses 5 and 9.

7.2	Quiet Enjoyment

For so long as the Tenant pays the Rent and performs and observes the covenants by the Tenant and the conditions in this Lease, the Tenant may peaceably and quietly hold and enjoy the Property during the Term without any lawful interruption by the Landlord or any person claiming under or in trust for the Landlord or by title paramount.

7.3	Repair of Structure

The Landlord must repair and, when the Landlord considers necessary (acting reasonably), decorate:
(a)	the roofs and foundations of the Building, the floors and ceilings of the Building (but not suspended ceilings, lighting, floor screed and floor covering in the Lettable Areas), all load-bearing walls, columns and other load-bearing parts of the Building (other than the plaster and surface finish of those within the Lettable Areas) and all external walls including doors, doorframes, windows and window frames (but not the plaster and surface finish of the internal faces of those walls within the Lettable Areas);

(b)	the Common Parts including any walls separating them from the Lettable Areas other than the plaster and surface finish of those walls on the side next to the Lettable Areas; and

(c)	the boundary walls and fences of the Building.
7.4	Repair of Plant

The Landlord must maintain in good working order and repair:
(a)	all plant serving the Building, including generators, boilers, systems for ventilation, for heating and for air-conditioning and lifts (other than any plant the maintenance of which is the exclusive responsibility of the Tenant or of some other tenant in the Building or would be the exclusive responsibility of a tenant if the whole of the Lettable Areas were let on similar terms to those in this Lease);

(b)	all Conduits in the Building (excluding those the maintenance of which is the exclusive responsibility of the Tenant or of some other tenant in the Building or would be the exclusive responsibility of a tenant if the whole of the Lettable Areas were let on similar terms to those in this Lease).

7.5	Services in normal business hours

The Landlord must use all reasonable endeavours to:
(a)	provide a lift service by the lifts now installed in the Building or by any substituted lifts which the Landlord decides to install;

(b)	supply hot and cold water in the toilets of the Building;

(c)	during normal business hours (as determined by the Landlord acting reasonably at all times) supply central heating and air conditioning to the Property and to the Common Parts to such temperatures as the Landlord in its discretion considers adequate;

(d)	keep the Common Parts clean and reasonably well lit;

(e)	clean the outside of the windows in the external walls of the Building as often as the Landlord considers necessary;

(f)	provide security guards on the gatehouse 24 hours a day; and

(g)	between 7am and 7 pm Monday — Friday (inclusive) provide security within the ground floor reception of the Building.
7.6	Head Lease

The Landlord must:
(a)	pay the rent and other sums reserved by the Head Lease;

(b)	perform the covenant for insurance contained in the Head Lease; and

(c)	use reasonable endeavours to enforce the landlord’s covenants contained in the Headlease upon the reasonable request of the Tenant.
8.	ALIENATION

8.1	Restrictions on Alienation

Save to the extent permitted by the following sub-clauses of this clause, the Tenant must not part with possession of the whole or any part of the Property or part with or share occupation of the whole or any part of the Property or permit occupation by a licensee of the whole or any part of the Property or hold on any trust the whole or any part of the Property.

8.2	Assignment

The Tenant must not:
(a)	assign part of the Property as distinct from the whole; nor

(b)	assign the whole of the Property without the prior consent of the Landlord which, subject to Clauses 8.3 and 8.4, may not be unreasonably withheld or delayed.

8.3	Agreement as to circumstances

The Landlord and the Tenant agree that the Landlord may withhold its consent to an assignment if any one or more of the following circumstances (which are specified for the purposes of section 19(1A) of the Landlord and Tenant Act 1927) exist:
(a)	the Landlord determines, acting reasonably, that the proposed assignee is not a person who is likely to be able both to comply with the tenant’s covenants in this Lease and to continue to be such a person following the assignment;

(b)	the Landlord determines, acting reasonably, that the proposed assignment may have a materially adverse effect on the value of the Landlord’s reversionary interest in the Property;

(c)	the proposed assignee or any proposed guarantor for it (other than any guarantor under an authorised guarantee agreement) has the benefit of state or diplomatic immunity or the Landlord determines, acting reasonably, that it is likely to acquire that immunity;

(d)	the proposed assignee is a company which is a member of the same group (within the meaning of section 42 of the Landlord and Tenant Act 1954) as the Tenant and the Landlord determines, acting reasonably, that, taking into account the financial strength of any Guarantor for the assignee and the value of any other security to be provided by the assignee for the performance of the tenant covenants in this Lease, the assignee is less likely to be able to comply with the tenant covenants in this Lease than the Tenant was likely to be able to comply with them at the date on which this Lease was vested in the Tenant, taking into account the then financial strength of any Guarantor for the Tenant and the value of any other security then provided by the Tenant for the performance of those covenants;

(e)	the proposed assignee or any proposed guarantor for it (other than any guarantor under an authorised guarantee agreement) is a corporation registered in or an individual resident in a jurisdiction in which a judgement obtained in the courts of England and Wales will not necessarily be enforced without any re-examination of the merits of the case.
8.4	Agreement as to conditions

The Landlord and the Tenant agree that the Landlord may grant consent to an assignment subject to any one or more of the following conditions (which are specified for the purposes of section 19(1A) of the Landlord and Tenant Act 1927):
(a)	that before the assignment the Tenant enters into and unconditionally delivers to the Landlord an authorised guarantee agreement, such agreement to be a deed and to contain the provisions in Schedule 5 (with the necessary changes) or such other provisions as the Landlord reasonably prescribes and (in either case) such ancillary provisions as the Landlord reasonably prescribes;

(b)	that before the assignment any person (other than a former Tenant) who at the time of the application for the consent is guaranteeing the obligations and liabilities of the Tenant under this Lease covenants by deed with the Landlord that the Tenant will perform its obligations under the authorised guarantee agreement required under paragraph (a), the deed to contain the provisions in paragraphs 1 to 4 and 9 of Schedule 5 (with the necessary changes) and an obligation on the part of the covenantor (in the event of default on the part of the Tenant) to perform any obligation entered into by the Tenant in the authorised guarantee agreement to take up a new lease, and otherwise to be in such form as the Landlord reasonably requires;

(c)	that before the assignment, if the Landlord, acting reasonably, determines it to be necessary, one or more guarantors (not exceeding two) acceptable to the Landlord, acting reasonably, covenant by deed with the Landlord in the form set out in Schedule 5 (with the necessary changes and with such other provisions as the Landlord reasonably requires) or provide a rent deposit of an amount (not exceeding 12 months yearly rent and service charge together with VAT ) required by and to be held on terms acceptable to the Landlord, acting reasonably, in respect of the period ending on the date on which the assignee is released by virtue of the LTC Act 1995;

(d)	that all Rent properly due from the Tenant under this Lease as at the date of the assignment has been paid;

(e)	that if the consent of any Head Landlord is required to the assignment, that consent has been obtained before the assignment;
and
(f)	that on completion of the assignment the Tenant hands over to the assignee all records made by the Tenant under the CAW Regulations either during the Term or during any earlier period of occupation arising out of an agreement to grant the Term.
8.5	Further Agreement

The Landlord and the Tenant agree that the Landlord may withhold consent to an assignment in circumstances which are not referred to in Clause 8.3 if it is reasonable to do so and may grant consent subject to conditions which are not specified in Clause 8.4 if the conditions are reasonable.

8.6	Underletting

The Tenant must not:
(a)	underlet part only of the Property;

(b)	underlet the whole of the Property:
(i)	without complying with the provisions of Clauses 8.7 to 8.11 (inclusive); and

(ii)	without the prior consent of the Landlord, which may not be unreasonably withheld or delayed.
8.7	Exclusion Agreement

The Tenant must not underlet the whole or Permitted Part of the Property without:
(a)	a valid agreement between the Tenant and the intended undertenant under section 38A of the Landlord and Tenant Act 1954 excluding the provisions of sections 24 to 28 of that Act in relation to the intended underlease; and

(b)	producing to the Landlord evidence reasonably acceptable to the Landlord of the validity thereof.
8.8	Covenants on Underletting

The Tenant must procure that any intended undertenant covenants by deed with the Landlord:
(a)	to pay the rent to be reserved by and the other sums to be payable under the underlease and to perform and observe, first, the tenant’s covenants and the conditions to be contained in the underlease and, secondly, the tenant’s covenants and the conditions in this Lease (except the covenant to pay rent and any covenant in this Lease which is inconsistent with the covenants in the underlease as authorised under Clause 8.10) in respect of the period ending on the date on which the undertenant is released by virtue of the LTC Act 1995;

(b)	without prejudice to paragraph (a), not to assign the underlet property without:
(i)	first obtaining a deed of covenant from the intended assignee in favour of the Landlord in the same form (with the necessary changes) as the deed referred to in this sub-clause, including (without limitation) the covenants in this paragraph (b); and

(ii)	if the Landlord reasonably requires, first obtaining a deed from one or more guarantors (not exceeding two) acceptable to the Landlord, acting reasonably, in favour of the Landlord guaranteeing the due and punctual payment and performance of all the obligations and liabilities of the intended assignee under the deed referred to in subparagraph (i), the deed to contain the provisions in paragraphs 1 to 4 and 9 of Schedule 5 (with the necessary changes) and otherwise to be in such form as the Landlord reasonably requires.
8.9	Guarantee on Underletting

If the Landlord reasonably requires, the Tenant must procure that, before the underlease is granted, one or more guarantors (not exceeding two) acceptable to the Landlord, acting reasonably, guarantee (by way of deed) to the Landlord, in respect of the period ending on the date on which the undertenant is released by virtue of the LTC Act 1995, the due and punctual payment and performance of all the obligations and liabilities of the intended undertenant, the guarantee to contain the provisions in paragraphs 1 to 4 and 9 of Schedule 5 (with the necessary changes) and otherwise to be in such form as the Landlord reasonably requires.
8.10	Form of underlease

The Tenant must procure that every underlease:
(a)	contains the same tenant’s covenants and other terms and conditions as are contained in this Lease subject only to:
(i)	such amendments as may be provided for in paragraph (ii); and

(ii)	such amendments as may reasonably be required by the Tenant, having regard only to the duration of the proposed underlease, and as may be approved by the Landlord, such approval not to be unreasonably withheld;

(b)	does not permit any assignment underlease or other dealing or disposal of the Property which is prohibited by the terms of this Lease and prohibits any further underletting of the whole or any part of the Property;

(c)	provides that where the underlease requires the undertenant to obtain the landlord’s consent, the undertenant must obtain also the consent of the Landlord;
8.11	Underlease Requirements

The Tenant must:
(a)	not grant any underlease at a fine or premium;

(b)	not grant any underlease at a rent which at the time of the grant of the underlease is less than the open market rent of the Property;

(c)	not accept the surrender of or vary the terms of any underlease or release the undertenant from any covenant or condition in the underlease without the prior consent of the Landlord, which, shall not be unreasonably withheld or delayed;

(d)	not waive any breach of any of the covenants on the part of the undertenant and the conditions contained in any underlease but take all such steps as are lawfully available to the Tenant (including re-entry) to enforce those covenants and conditions;

(e)	procure that on any assignment of any underlease the outgoing undertenant if reasonable so to do in all the circumstances enters into an authorised guarantee agreement and, where appropriate, guarantors enter into a contractual guarantee in each case with the landlord under the underlease in accordance with the provisions of the underlease.
In paragraphs (c) to (e) of this sub-clause an underlease includes any lease where, by virtue of the grant of this Lease, the Tenant under this Lease becomes the holder of the immediate reversion to that lease.

8.12	Associated Companies

The Tenant may share the occupation of the whole or any part of the Property with a company which is a member of the same group as the Tenant (within the meaning of section 42 of the Landlord and Tenant Act 1954) for so long as both companies remain members of that group and provided that:
(a)	no relationship of landlord and tenant is created between the two companies and no security of tenure is conferred upon the occupier; and

(b)	within 15 Business Days of the commencement of the sharing the Tenant gives to the Landlord notice of the company sharing occupation and the address of its registered office.
8.13	Charging
(a)	The Tenant must notcharge part of the Property as distinct from the whole.

8.14	Registration of Dealings

Within 20 Business Days of every assignment, transfer, underlease or charge of the Property or the creation or transfer of any interest derived out of the Term or any devolution of the interest of the Tenant or any person deriving title under the Tenant, the Tenant must:
(a)	produce a certified copy of the assignment, transfer, underlease or charge or (in the case of a devolution) the document evidencing the devolution or under which it arises and, in the case of an underlease in respect of which the provisions of sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 have been excluded, a certified copy of the notice served by the landlord and the tenant’s declaration or statutory declaration in response pursuant to Section 38A of that Act; and

(b)	pay the Landlord a registration fee of a reasonable amount, being not less than £25, in respect of each assignment, transfer, underlease, charge or devolution.
9.	INSURANCE

9.1	Landlord’s Insurance Obligations

Except to the extent that the insurance is vitiated by any act, default or omission of the Tenant, any person deriving title under the Tenant or any person at the Property with the express or implied authority of any of them the Landlord must keep the Building (other than plate glass and tenant’s or trade fixtures which the Tenant or the tenants of other parts of the Lettable Areas are entitled to remove) insured with insurers or underwriters of repute selected by the Landlord in accordance with the provisions of this clause to the extent to which the Building is insurable and subject to all exclusions, limitations and excesses imposed by the insurers.

9.2	Sum and Risks Insured

The Building must be insured in a sum not less than its full reinstatement cost (as determined from time to time by the Landlord) against loss or damage by the Insured Risks.

9.3	Fees

The insurance must extend to:
(a)	architects’ and other professional fees in relation to the reinstatement of the Building for a minimum sum of 15 per cent. of the amount insured in respect of the Building;

(b)	the costs of demolition and removal of debris; and

(c)	loss of rent for such period as the Landlord may decide (being not less than 3 years) in an amount which takes into account the Landlord’s estimate of potential increases in rent.
9.4	Production of Policy

Whenever reasonably required to do so by the Tenant, but not more often than once a year, the Landlord must produce to the Tenant a copy of the insurance policy or other evidence of it and evidence of payment of the last premium.

9.5	Reinstatement

Subject to Clause 9.14, if the Property or the means of access to it within the Building is destroyed or damaged by any of the Insured Risks, the Landlord must use reasonable endeavours to:
(a)	obtain all consents and permissions necessary for reinstatement as soon as reasonably possible;

(b)	subject to obtaining those consents and permissions lay out as soon as practicable all insurance monies received by the Landlord (other than for fees and loss of rent) in reinstating the Property (other than plate glass and tenant’s or trade fixtures which the Tenant is entitled to remove) or the means of access to it within the Building; and

(c)	subject to the Tenant complying with its obligations in Clauses 9.6 to 9.10 inclusive, make good out of the Landlord’s own monies any deficiency (other than one arising from an exclusion, limitation or excess imposed by the insurers).
In reinstating the Property, the Landlord may make such variations to its design as the Landlord reasonably decides, so long as the Tenant is provided with accommodation reasonably equivalent to that previously comprised in the Property.

9.6	Tenant’s Insurance Obligations

The Tenant must
(a)	pay to the Landlord on within 10 Business Days of written demand a fair proportion (the proportion to be determined by the Landlord acting reasonably whose determination will be conclusive save as to questions of law or manifest error) of:
(i)	every premium payable by the Landlord (including any part of it which the Landlord is entitled to retain by way of commission) for insuring the Building in accordance with its obligations in Clause 9.1 and for effecting insurance in respect of liability to third parties including members of the public and such other insurances as the Landlord considers desirable;

(ii)	where the policy includes the Building and other properties, the proportion properly attributable to the Building of every premium payable by the Landlord (including any part of it which the Landlord is entitled to retain by way of commission) for insuring the Building and the other properties in accordance with its obligations in Clause 9.1 and for effecting (in relation to the Building and the other properties) the other insurances referred to in subparagraph (i), the fair proportion to be determined by the Landlord acting reasonably whose determination will be conclusive save as to questions of law or manifest error;

(iii)	any sum arising from an exclusion, limitation or excess and deducted or deductible by the insurers on any claim made by the Landlord; and

(iv)	all costs and expenses properly incurred by the Landlord in obtaining a valuation of the Building for insurance purposes (but not more frequently than once every year); and

All sums payable by the Tenant under paragraph (i) are reserved as rent.

9.7	Vitiation

The Tenant must not use the Property or carry on any business at the Property or do or omit to do at the Property anything which may make void or voidable any policy for the insurance of the Building or any nearby property of the Landlord.

9.8	Increased Premium

The Tenant must:
(a)	without the prior consent of the Landlord not use the Property or carry on any business at the Property or do or omit to do at the Property anything which may increase the premium payable for the insurance of the Building; and

(b)	if consent is given, repay within 10 Business Days of written demand to the Landlord any increased insurance premium payable by the Landlord.
9.9	Irrecoverable reinstatement cost

If the Building is destroyed or damaged by any of the Insured Risks and the insurance money under any insurance effected by the Landlord is wholly or partly irrecoverable because of any act, default or omission of the Tenant, any person deriving title under the Tenant or any person at the Property with the express or implied authority of any of them, the Tenant must:
(a)	pay to the Landlord within 10 Business Days of written demand the whole or the appropriate proportion of the proper cost if reinstating the Building; and

(b)	if required by the Landlord, provide security acceptable to the Landlord, acting reasonably, for the amount referred to in paragraph (a) before the Landlord starts reinstatement.
Any dispute as to the amount of such proportion must be referred to arbitration.

9.10	Notice of Damage

If the Property or the means of access to it within the Building is destroyed or damaged by any of the Insured Risks, the Tenant must give notice to the Landlord as soon as the destruction or damage comes to the notice of the Tenant.

9.11	Double Insurance

The Tenant must not effect any insurance relating to the Property against any of the Insured Risks. If the Tenant is entitled to the benefit of any insurance in respect of the Property, the Tenant must pay to the Landlord all monies received by virtue of the insurance to enable the Landlord to apply them in making good the loss or damage in respect of which they have been received.

9.12	Relevant matters

The Tenant:
(a)	must forthwith notify the Landlord in writing of any relevant matter; and

(b)	warrants that all relevant matters existing or arising as regards Glu Mobile Limited on or before today’s date or existing or arising as regards any subsequent person becoming the Tenant on or before the date of assignment or other devolution of title have been or will be notified to the Landlord in writing prior to today’s date or prior to execution of the assignment or the date of the devolution, as the case may be.
In this sub-clause relevant matter means any matter that a prudent insurer or underwriter might treat as material in deciding whether or on what terms to insure or to continue to insure the Building including (without limitation) the conviction, judgment or adverse finding of any court or tribunal relating to the Tenant or any director, other officer or major shareholder of the Tenant of such a nature that a prudent insurer or underwriter might treat as so material.

9.13	Cesser of Rent

If the Property or any part of it or the means of access to it within the Building is destroyed or damaged by any of the Insured Risks so as to render the Property unfit for occupation or use or inaccessible the rent referred to in Clause 4.1, and to the extent that the Landlord insures against the loss of the same, the Building Service Charge and the Estate Service Charge or a fair proportion of them according to the nature and extent of the damage sustained will be suspended until the Property has been reinstated and made fit for occupation and use and accessible or until the end of the period for which the Landlord has insured against loss of rent, whichever first occurs. Any dispute as to the amount of the proportion must be referred to arbitration. This sub-clause does not apply if and to the extent that the insurance monies in respect of loss of rent are wholly or partially irrecoverable solely or partly because of the act, default or omission of the Tenant or any person deriving title under the Tenant or any person at the Property with the express or implied authority of any of them.

9.14	Suspension of Reinstatement Obligation

The Landlord is not obliged to reinstate the Building in accordance with Clause 9.5:
(a)	if and to the extent that the Landlord has given the Tenant notice under Clause 6.4(b) directing the Tenant to repair damage caused by an Insured Risk; or

(b)	if and to the extent that the insurance is vitiated by any act, default or omission of the Tenant, any person deriving title under the Tenant or any person at the Property with the express or implied authority of any of them; or

(c)	while prevented by a supervening event.
9.15	Supervening Event

In Clauses 9.14 and 10.6 a supervening event means any of the following:
(a)	inability of the Landlord to obtain the consents and permissions referred to in Clause 9.5 despite using all reasonable endeavours to do so;

(b)	grant of any of the consents or permissions subject to a lawful condition with which it would be unreasonable to expect the Landlord to comply or the Landlord being requested as a precondition to obtaining any of the consents or permissions to enter into an agreement with the planning authority or any other authority containing conditions with which it would be unreasonable to expect the Landlord to comply;

(c)	some defect in the site upon which reinstatement is to take place so that it could not be undertaken or could be undertaken only at a cost unacceptable to the Landlord;

(d)	inability of the Landlord to obtain access to the site to reinstate;

(e)	prevention of reinstatement by any cause beyond the control of the Landlord.
9.16	Termination

	9.16.1	If:
(a)	the insurance is vitiated by any act, default or omission of the Tenant, any person deriving title under the Tenant or any person at the Property with the express or implied authority of any of them; or

(b)	the Landlord cannot commence reinstatement within 12 months from the date of destruction or damage because of a supervening event, and in either case the Building or a substantial part of it is unfit for occupation or use the Landlord may determine the Term by serving notice on the Tenant at any time within six months of the end of the 12 month period. On service of the notice the Term will cease but without prejudice to any rights that the Landlord may have against the Tenant or any Guarantor for breach of any of the covenants by the Tenant or any Guarantor or the conditions in this Lease and all insurance monies will belong to the Landlord.
9.16.2.	if the Property has not been reinstated and made fit for occupation and use and accessible within a period of three years following the date of such destruction or damage the Tenant may at any time thereafter determine the Term by serving notice on the Landlord and on the service of the notice the Term will cease but without prejudice to the rights either party may have against the other for breach of any covenants and the insurance monies will belong to the Landlord.
10.	TERMINATION — UNINSURED TERRORISM

10.1	Application

This clause has effect if the Property or the means of access to it within the Building is destroyed or damaged by Uninsured Terrorism and either:

(a) in the Landlords’ reasonable opinion the cost of making good the damage will exceed the Cap; or

(b) in the Landlord’s reasonable opinion the cost of making good the damage will not exceed the Cap but the Landlord gives no direction under Clause 6.4(c)

10.2	Non-physical damage

For the purposes of this Clause:

(a)	The Property or the means of access to it within the Building is to be treated as having been damaged by Uninsured Terrorism if either the Property suffers physical damage or, as a result of Uninsured Terrorism, the Property is rendered substantially unfit for occupation or use, even if the Property has not suffered any physical damage; and

(b)	repairing damage includes remedying the effects of Uninsured Terrorism.
10.3	Cesser of rent

If the Property or any part of it or the means of access to it within the Building is destroyed or damaged by Uninsured Terrorism so as to be unfit for occupation or use or inaccessible, the rent referred to in Clause 4.1 and the Building Service Charge and the Estate Service Charge or a fair proportion of them according to the nature and extent of the damage sustained will be suspended at the end of the Initial Period.

10.4	Election

Not later than the end of the Initial Period, the Landlord may serve notice on the Tenant electing whether or not to reinstate the Property. If the Landlord does not serve the notice within the Initial Period (in respect of which time is of the essence), the Landlord will be deemed to have served notice on the last day of the Initial Period electing not to reinstate the Property.

10.5	Reinstatement
Subject to Clause 10.6, if the Landlord serves notice electing to reinstate the Property, the Landlord must use reasonable endeavours to:

(a)	obtain all consents and permissions necessary for reinstatement as soon as reasonably possible; and

(b)	subject to obtaining those consents and permissions, at its own cost reinstate the Property (other than tenant’s or trade fixtures which the tenant is entitled to remove).

In reinstating the Property, the Landlord may make such variations to its design as the Landlord reasonably decides, so long as the Tenant is provided with accommodation reasonably equivalent to that previously comprised in the Property.
10.6	Termination following election to reinstate
If, having served notice electing to reinstate the Property:

(a)	the Landlord cannot commence reinstatement within 12 months after the date of service of the notice because of a supervening event, the Landlord may determine the Term by serving notice on the Tenant at any time within six months after the end of the 12 month period; or

(b)	the Landlord cannot commence reinstatement within 12 months after the date of service of the notice because of a supervening event, but the Landlord has not served notice to determine the Term under paragraph (a) within 3 months after the end of the 12 month period referred to in that paragraph, the Tenant may determine the Term by serving notice on the Landlord; or

(c)     practical completion of the reinstatement works has not been achieved within three years after the date of service of the notice, the Landlord or the Tenant may determine the Term by serving notice on the other.

10.7	End of cesser of rent

If the Landlord serves notice electing to reinstate the Property, the rent referred to in Clause 4.1 will start to be payable again when the Property has been reinstated and made fit for occupation and use or at the end of three years from the date of service of the notice electing to reinstate the Property, whichever first occurs.

10.8	Termination following election not to reinstate

If the Landlord serves a notice electing not to reinstate the Property, or is deemed to have done so, either party may determine the Term by serving notice on the other at any time within six months after the date of service or deemed service of the first mentioned notice. On service of the notice the Term will cease but without prejudice to any right which the Landlord may have against the Tenant or the Guarantor for any breach of any of the covenants by the Tenant or the Guarantor or the conditions of this Lease.

11.	RE-ENTRY

11.1	Re-entry
If an Event of Default occurs then notwithstanding the waiver of any previous right of re-entry the Landlord may re-enter the Property or any part of it when the Term will cease but without prejudice to any rights or remedies which may then have accrued to the Landlord against the Tenant or any Guarantor in respect of any antecedent breach of any of the covenants or obligations of the Tenant or any Guarantor contained in this Lease (including the breach in respect of which re-entry is made).Event of Default
In this clause an Event of Default is any one of the following:
(a)	the Rent or any part of it being in arrear and unpaid for fourteen Business Days after becoming payable (whether formally demanded or not in the case of the rent reserved at Clause 4.1); or

(b)	a breach by the Tenant of any of the material covenants by the Tenant in this Lease; or

(c)	the Tenant or any Guarantor (being a company) being deemed unable to pay its debts under section 123 of the Insolvency Act 1986 or the Tenant or any Guarantor (being a company) passing a resolution for winding-up or the directors of any of them presenting a petition for winding-up or an order for the winding-up of the Tenant or any Guarantor being made (other than (in any such case) a voluntary winding-up of a solvent company for the purposes of amalgamation or reconstruction) or the Tenant or any Guarantor being dissolved; or

(d)	the Tenant or any Guarantor (being a company) having an administrative or other receiver or a manager appointed of the whole or any part of its property or a petition being presented for an administration order or an administration order being made in respect of the Tenant or any Guarantor or documents being filed with court for the appointment of an administrator of the Tenant or any Guarantor or the directors of the Tenant or any Guarantor giving notice of their intention to appoint an administrator of the Tenant or any Guarantor; or
(e)	the Tenant or any Guarantor (being an individual) presenting a petition for a bankruptcy order to be made against him or a bankruptcy order being made against the Tenant or any Guarantor; or

(f)	in relation to the Tenant or any Guarantor (whether an individual or a company) a proposal being made or the Tenant or any Guarantor for the time being (whether a company or an individual) entering into any kind of composition, scheme of arrangement, compromise or arrangement for the benefit of creditors or any class of creditors or permitting or suffering any distress or execution to be levied on his goods; or

(g)	there occurring in relation to the Tenant or any Guarantor in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any of them or any of the property of any of them is subject any event which corresponds in that country or territory with any of those mentioned in paragraphs (c) to (f) above or the Tenant or any Guarantor otherwise becoming subject in any such country or territory to any law relating to insolvency, bankruptcy or winding up.
12.	GUARANTEE

The Guarantor covenants with the Landlord in the terms set out in Schedule 5 in respect of the period ending on the date on which Glu Mobile Limited is released by virtue of the LTC Act 1995.

13.	VALUE ADDED TAX

13.1	Payment

If any VAT is chargeable on any supply under or pursuant to this Lease, the Tenant must pay the amount of that VAT in addition to the consideration for the supply subject to first receiving a VAT Invoice.

13.2	VAT exclusive

Without limiting Clause 13.1, each sum reserved or payable by the Tenant under this Lease is exclusive of VAT (if any) and is accordingly to be construed as a reference to that sum plus any VAT in respect of it, and where any sum is reserved as rent, the VAT is also reserved as rent.

13.3	Other Supplies

If VAT is chargeable on any supply made by the Landlord to the Tenant for which a sum is not reserved or payable under this Lease, the Tenant must pay that VAT to the Landlord against issue of a VAT invoice.

13.4	Third Party Payments

Where under this Lease the Tenant must:

(a)	make any payment to the Landlord or any other person (including, without limitation, by way of service charge, indemnity or reimbursement) by reference to any amount incurred or which will or may be incurred by the Landlord or any other person; or

(b)	otherwise pay all or part of the consideration for any supply made to the Landlord or any other person, then without prejudice to Clauses 13.1 to 13.3, the Tenant must pay an amount equivalent to any VAT in respect of the amount or consideration except to the extent that the VAT is recoverable by the Landlord or any other person as appropriate.

13.5	Recoverability

For the purposes of Clause 13.4, VAT is recoverable by a person, if that person (or any company treated as a member of the same VAT group as that person) is entitled to credit for it as input tax under sections 25 and 26 VAT Act 1994. For the avoidance of doubt, VAT is not recoverable by a person only because he could elect to waive exemption, but has not done so.

13.6	Estimates

Where for the purposes of this Lease it is necessary to calculate or estimate the cost or value of anything, including any building, structure, work, item, act or service, the cost or value must be calculated or estimated so as to include any VAT which will or may be incurred in addition.

13.7	Outgoings

This clause does not affect the generality of Clause 6.3 (Outgoings) of this Lease.

13.8	VAT Invoice

The Landlord must issue the Tenant with a proper VAT invoice in respect of any supply by the Landlord to the Tenant and the Tenant must issue the Landlord with a proper VAT invoice in respect of any taxable supply by the Tenant to Landlord.

14.	TRUSTEE LIABILITY PROVISION

14.1	Limitation

The Royal Bank of Scotland plc has entered into this Lease in its capacity as trustee and not otherwise of Schroder Exempt Property Unit Trust (SEPUT) and therefore notwithstanding any other provision contained in this Lease neither The Royal Bank of Scotland plc nor any successor trustee of SEPUT is obliged to meet any liability or claim under this Lease save to the extent that the same can be met by it out of the Trust Assets.

14.2	Trust Assets

For the purposes of this clause Trust Assets means the assets for the time being held upon the trusts from time to time of SEPUT.

15.	GENERAL

15.1	Interest and Powers of Recovery

If any Rent or other sum payable under this Lease is not paid on the day on which it is due it will bear interest from that day until the date of payment at the Default Interest Rate compounded quarterly. Every amount payable under this Lease is reserved as rent and is recoverable as rent in arrear.

15.2	Interest on Breach

Without prejudice to Clause 15.1 if:
(a)	there is any breach by the Tenant of its obligations under this Lease; and

(b)	the Landlord serves notice on the Tenant that by reason of that breach the Landlord will not for the time being accept any sums (including the Rent) payable by the Tenant under this Lease, the Tenant must pay to the Landlord within 5 Business Days of written demand interest at the Default Interest Rate on the sums due to the Landlord under this Lease, in respect of the period from the date of service of the notice, or from the date when the particular sum fell due (whichever is the later), until whichever is the earlier of the date of the acceptance by the Landlord of the sum due, and the date on which the breach is remedied.

15.3	Disputes

In relation to disputes:
(a)	any statement in this Lease that a dispute must be referred to arbitration means that the dispute must be determined by a single arbitrator agreed by the Landlord and the Tenant or, failing agreement, by a single arbitrator appointed by the president or his deputy for the time being of the Royal Institution of Chartered Surveyors in accordance with the Arbitration Act 1996; and

(b)	any dispute between the Tenant and any tenant or occupier of any other property owned or leased by the Landlord about any right in connection with the use of the Property and the other property or about any boundary structure separating the Property from the other property may be determined by the Landlord, whose determination will be conclusive save as to questions of law.
15.4	Compensation

Subject to the provisions of section 38(2) of the Landlord and Tenant Act 1954 neither the Tenant nor any person deriving title under the Tenant will be entitled on quitting the Property to any compensation under section 37 of that Act.

15.5	Joint and Several Liability

Where the Tenant or any Guarantor is more than one person:
(a)	those persons are jointly and severally responsible in respect of every obligation undertaken by them under this Lease; and

(b)	the Landlord may release or compromise the liability of any of those persons under this Lease or grant any time or other indulgence without affecting the liability of any other of them.
15.6	Whole Agreement

This Lease contains the whole agreement between the parties relating to the transaction contemplated by this Lease and supersedes all previous agreements between the parties relating to the transaction.

15.7	Representations

The Tenant acknowledges that in agreeing to enter into this Lease the Tenant has not relied on any representation, warranty, collateral contract or other assurance. The Tenant waives all rights and remedies which, but for this sub-clause, might otherwise be available to it in respect of any representation, warranty, collateral contract other assurances, but nothing in this sub-clause limits or excludes any liability for fraud.

15.8	Rights of Entry

All rights of entry exercisable by the Landlord extend to include (without limitation) its employees, agents, surveyors, contractors and licensees with or without plant, equipment, appliances and materials.

15.9	Interpretation of Covenants

Any covenant by the Tenant not to do or omit anything must be construed as though the covenant were in addition a covenant not to permit or suffer that thing to be done or omitted to be done.

15.10	Landlord’s Covenants

The Landlord will not be liable to the Tenant for any breach of its obligations in Clauses 7.3 to 7.6:
(a)	unless the Tenant has given the Landlord notice of the breach or the Landlord is aware or should reasonably be aware of the breach and has failed to remedy the breach within a reasonable time of service of the notice; or

(b)	where the breach was caused by something beyond the control of the Landlord, provided that the Landlord uses all reasonable endeavours to remedy the breach, except to the extent that:
(i)	the breach could have been prevented; or

(ii)	the consequences of the breach could have been lessened; or

(iii)	the time during which the consequences of the breach were experienced could have been shortened, by the exercise of reasonable skill by the Landlord or those undertaking the obligation on its behalf.

15.11	Head Lease and Charge

Where there is a Head Lease or where the interest of the Landlord or any Head Landlord is charged:
(a)	any right exercisable by the Landlord is exercisable by every Head Landlord and every Chargee;

(b)	where the Tenant must obtain consent from the Landlord, the Tenant must obtain consent from every Head Landlord and every Chargee where the Head Lease or the Charge so provide and nothing contained in this Lease will be construed as imposing on any Head Landlord or any Chargee an obligation not to refuse consent unreasonably or indicating that such an obligation is imposed on any Head Landlord or any Chargee by virtue of the terms of the Head Lease or the Charge;

(c)	where the Tenant must repay to the Landlord any expenses properly incurred by the Landlord then if any expenses are incurred by any Head Landlord or any Chargee the Tenant must repay those expenses also;

(d)	any indemnities in favour of the Landlord are deemed to incorporate indemnities in favour of every Head Landlord and every Chargee.
In this sub-clause Charge means any mortgage or charge (fixed or floating, legal or equitable) affecting the interest of the Landlord or any Head Landlord in the Property and Chargee must be construed accordingly.

15.12	Tenant’s Possessions

If after the Tenant has vacated the Property at the End of the Term any of the Tenant’s possessions remain on the Property and the Tenant fails to remove them within 15 Business Days after being requested to do so by the Landlord then:
(a)	the Landlord may dispose of the possessions as agent for the Tenant;

(b)	(if disposal is by sale) then, subject to paragraph (c), the Landlord must hold the proceeds of sale after deducting the costs and expenses of removal, storage and sale incurred by it to the order of the Tenant;

(c)	if the Tenant fails to claim the proceeds of sale within 60 Business Days of the date of the sale, the Landlord may keep them;

(d)	the Tenant indemnifies the Landlord against:
(i)	any liability incurred by the Landlord to any third party whose possessions have been sold by the Landlord in the mistaken belief (which must be presumed) that the possessions belonged to the Tenant;

(ii)	any damage caused to the Property by the possessions; and

(iii)	all loss, damage, actions, proceedings, claims, demands, costs, damages and expenses properly incurred or suffered by or brought or awarded against the Landlord as a result of the presence of the possessions on the Property after the Tenant has left it at the End of Term.

15.13	Other Land

Nothing contained in or implied by this Lease:
(a)	imposes or is deemed to impose any restriction on the use of any property not comprised in this Lease; or

(b)	gives the Tenant:
(i)	the benefit of or the right to enforce or to have enforced or to prevent the release or modification of any covenant, lease, condition or stipulation entered into by any purchaser or tenant from the Landlord or any Head Landlord in respect of any property not comprised in this Lease; or

(ii)	the right to prevent or restrict in any way the development of any land not comprised in this Lease; or
(c)	release the Tenant from the covenants by the Tenant in this Lease notwithstanding that the Landlord has waived or released temporarily or permanently, revocably or irrevocably or in any other way a similar covenant or similar covenants affecting any property not comprised in this Lease.
15.14	Perpetuity Period

The perpetuity period applicable to this Lease is 80 years beginning on the date of this Lease and whenever in this Lease either the Landlord or the Tenant is granted a future interest it must vest within that period and, if it has not, it will be void for remoteness.

15.15	Severance

To the extent that any provision of this Lease is rendered void by section 25 of the LTC Act 1995, that provision must be severed from the remainder of this Lease which remains in full force and effect. In this sub-clause provision includes a clause, a sub-clause, or a schedule, or any part of any of them.

15.16	Notices in Writing

Every notice, consent, approval or direction given under this Lease must be in writing.

15.17	Counterparts

This Lease may be executed in any number of counterparts, all of which, taken together, constitute one and the same lease and any party may enter into this Lease by executing a counterpart.

15.18	Exclusion of Third Party Rights

A person who is not a party to this lease may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

15.19	Schedule 8

The parties agree that the provisions of Schedule 8 shall have effect.

16.	NOTICES

16.1	Notices

Any notice or other document served under this Lease may be served in any way in which a notice required or authorised to be served under section 196 of the Law of Property Act 1925 may be served.

16.2	SEPUT Trustee

During such period as the reversion to this Lease is vested in the trustee of Schroder Exempt Property Unit Trust no notice will be deemed to be validly served on the Landlord unless a copy of the notice is also served on Schroder Property Investment Management Limited, 31 Gresham Street, London EC2V 7QA or such other address as the Landlord notifies to the Tenant.

17.	GOVERNING LAW AND JURISDICTION

17.1	Governing Law

This Lease is governed by and must be construed in accordance with English law.

17.2	Jurisdiction

The Tenant and the Guarantor each submit to the jurisdiction of the English courts for all purposes relating to this Lease and irrevocably appoint the Tenant’s solicitors as the agent of each of them for service of process.

18.	EXCLUSION AGREEMENT

18.1	The Tenant confirms that:
(a)	before the date of the agreement for lease to which this Lease gives effect:
(i)	the Landlord served on the Tenant a notice (the Notice) dated 15 November 2006 in relation to the tenancy created by this Lease in a form complying with the requirements of Schedule 1 to the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003 (the Order); and

(ii)	the Tenant, or a person duly authorised by the Tenant, made in relation to the Notice a statutory declaration (the Declaration) dated 22 November 2006 in a form complying with the requirements of Schedule 2 of the Order; and
(b)	if the Declaration was made by a person other than the Tenant, the declarant was duly authorised by the Tenant to make the Declaration on the Tenant’s behalf.
18.2	The Landlord and Tenant agree to exclude the provisions of sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 in relation to the tenancy created by this Lease.
IN WITNESS of which this Lease has been executed as a deed and has been delivered on the date which first appears on page 1.

SCHEDULE 1
THE BUILDING AND THE PROPERTY
PART 1
THE BUILDING
Building means the building known as Beaumont House, Kensington Village, Avonmore Road, London W14 8TS shown edged in blue on the Estate Plan and any or every part of that building and everything from time to time attached to it or used for its benefit and any additions extensions or alterations made to it from time to time during the Term.
PART 2
THE PROPERTY
That Lettable Area on the part second floor of the Building which is shown edged red on the Property Plan having a net internal area (as defined in the Code) of 10,608 square feet and extends from the upper side of the floor slab or the floor joist immediately above that Lettable Area excluding:
(a)	the walls bounding that Lettable Area other than those walls (if any) indicated as party walls on the Property Plan; and

(b)	all load-bearing walls and pillars within that Lettable Area; and

(c)	all structural floor slabs within that Lettable Area; and

(d)	all Conduits and plant within that Lettable Area which do not serve that Lettable Area exclusively, but including:
(i)	the plaster and other finishes on the inner sides of the walls bounding that Lettable Area and on all faces of all load-bearing walls and pillars wholly within that Lettable Area; and

(ii)	all non-structural ceilings and other interior finishes applied to the floor immediately above that Lettable Area and to any floor slab within that Lettable Area and all floors floor screeds and other finishes applied to the floor slab immediately below that Lettable Area and to any floor slab within that Lettable Area; and

(iii)	all doors and internal parts of all windows of that Lettable Area together with the interior parts of the frames glass and furniture of them; and

(iv)	the whole of all non-load bearing walls or partitions wholly within that Lettable Area; and

(v)	one half in thickness of all non-load bearing or non-structural walls (if any) bounding that Lettable Area and indicated as party walls on the Property Plan; and

(vi)	all Conduits and plant within that Lettable Area and which serve that Lettable Area exclusively.
In this Schedule, the Code means the Code of Measuring Practice published by the Royal Institution of Chartered Surveyors and the Incorporated Society of Valuers and Auctioneers (fifth edition).

LIFT

SECOND FLOOR PLAN
Scale 1:250 @ A3
January 2007

TITLE NUMBER

BGL40510

HAMMERSMITH AND FULHAM

N

ORDNANCE SURVEY MAP REFERENCE: TQ2478NE	SCALE: 1:1250

© CROWN COPYRIGHT. Produced by HMLR. Further reproduction in whole or in part is prohibited without the prior written permission of Ordnance Survey. Licence Number CD272728.

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WEST CROMWELL ROAD

H.M. LAND REGISTRY
AS
03/2003

SCHEDULE 2
RIGHTS GRANTED TO THE TENANT
PART 1
RIGHTS GRANTED IN COMMON
The right at all times in common with the Landlord and all others for the time being authorised by the Landlord or otherwise entitled for the Tenant and any permitted undertenant or permitted occupier of the Property and those authorised by them:
(a)	to connect to and use all Conduits and Plant from time to time serving the Property or provided for the benefit of the Property (but without any right of access to areas outside the Property for this purpose other than areas not let or intended to be let);
(b)	to pass and repass over the Common Parts and otherwise to use the Common Parts for the purpose for which they were designed at all times;
(c)	of lateral and adjacent support and protection for the Property from the remainder of the Building;
(d)	to pass with or without motor vehicles over the access roads ramps and Parking Area forming part of the Estate Common Parts to the adopted highway for the purpose of access to and egress from the Property and the Car Spaces;
(e)	to pass on foot only over the paths pavements pedestrian ways precincts and malls forming part of the Estate Common Parts for the purpose of access to and egress from the Property and the Car Spaces;
(f)	to load and unload goods in the area reasonably convenient to the Tenant from time to time designated for such purpose by the Landlord (acting reasonably) Provided That such loading shall be carried out with reasonable speed and in such manner as not to cause undue obstruction nuisance or inconvenience to others;
(g)	to have the name of the Tenant (and the name of any permitted under-tenant or permitted occupier) to be displayed on the tenants directory boards in so far as the same are provided for on the Estate or in the Building; and
(h)	a right of way (in case of emergency only or so as to comply with relevant regulations form time to time in case of practices) over the fire escape staircases shown hatched blue on the Property Plan.

PART 2
EXCLUSIVE RIGHTS GRANTED
1.	The right to park private motor vehicles on 10 (ten) Car Spaces in the Parking Area.
2.	(a)	The Car Spaces shall as from the date hereof be situated in the Parking Area.

	(b)	The Landlord may in the interest of good estate management from time to time by prior notice in writing of at least 28 days (except in emergency) provide or designate substitute Car Spaces inside the Estate in accordance with the following provisions:
(i)	the Tenant shall at all times be entitled to no less than 10 Car Spaces in total including such alternative Car Spaces which alternative Car Spaces shall be:
(A)	in groupings of adjoining Car Spaces of not less than three Car Spaces;

(B)	have the benefit of detailed planning consent for their use as Car Spaces (subject to no conditions which are unacceptable to the Landlord and the Tenant (acting reasonably));

(C)	surfaced with tarmacadam or some other reasonable hard standing to a standard appropriate to permanent Car Spaces; and

(D)	capable of access and egress to and from the nearest adopted highway or Estate Common Parts in accordance with a traffic scheme complying with all general principles of good estate management.
Provided that any obstruction of any kind by others of any of the areas or things mentioned in either Part 1 or Part 2 of this Schedule 2 not authorised by the Landlord shall not be deemed to be an infringement of the said rights or the relevant one or more of them as the case may be but the Landlord shall upon receiving notice from the Tenant of any such obstruction use all reasonable endeavours to remove or procure the removal of such obstruction as soon as reasonably practicable.
3.	The Landlord shall be entitled on reasonable prior notice temporarily to close from time to time part of the Parking Area and parts of the access roads paths and pavements for the purpose of repairing the same and shall also be entitled in its absolute discretion to alter the position or line of all or any access roads paths or pavements provided that the Landlord shall if reasonable in all the circumstances provide equivalent alternative facilities for the Tenant and minimise any interruption to such facilities and any inconvenience,

Provided always that the Landlord shall use all reasonable endeavours in the exercise of such rights to avoid impairing the Tenant’s occupation of the Property or its business and so far as practicable give the Tenant 48 hours prior notice in writing of any such intended closure.

SCHEDULE 3
RIGHTS RESERVED TO THE LANDLORD
The rights for the Landlord and all others from time to time authorised by the Landlord or otherwise entitled and without any liability to pay compensation:
(a)	to carry out works to the Building or to the Estate or to any other property and to use them in whatever manner may be desired and to consent to others doing so whether or not in each case the access of light and air to the Property or any other amenity from time to time enjoyed by it shall be affected in any way or cause nuisance, damage, annoyance or inconvenience to the Tenant or occupiers of the Property by noise, dust, vibration or otherwise provided that it does not materially affect the ability of the Tenant or the occupier to use the Property for any purpose permitted by this Lease;

(b)	to connect to and use all Conduits within or forming part of the Property;

(c)	upon reasonable prior written notice to the Tenant (except in emergency when no notice need be given) to enter and remain on the Property at reasonable times with or without tools appliances scaffolding and materials for the purposes of:
(i)	installing inspecting repairing renewing reinstalling cleaning maintaining removing or connecting up to any Conduits; or

(ii)	inspecting cleaning altering repairing maintaining renewing demolishing or rebuilding any adjoining or adjacent Property or any other things used in common, or

(iii)	carrying out works; or

(iv)	complying with the Landlord’s obligations under this Lease or with any other Legal Obligation of the Landlord; or

(v)	exercising any of the rights referred to in this Schedule or for the purposes set out in Clause 6.7, the person entering causing as little damage interference and inconvenience as reasonably practicable and making good at its expense any damage caused to the Property by such entry PROVIDED further that the rights referred to in paragraph (c) of this schedule may only be exercised insofar as such works cannot otherwise reasonably be carried out without such entry;

(d)	in an emergency to pass through the Property in accordance with any regulation or requirement of the Fire Officer or any court or other authority;

(e)	to build, alter and install and afterwards to maintain buildings, structures and fixtures on, into or projecting over or under or taking support from the Property (but those buildings, structures and fixtures will not become party of the Property);

(f)	to erect and use scaffolding outside the Property even if the scaffolding temporarily restricts access to or the use and enjoyment of the Property by the Tenant or the occupier of the Property;

(g)	to all rights of light or air or other easements or rights over or belonging to any other land or buildings (including other parts of the Building or the Estate);

(h)	to the support and protection from the Property enjoyed by other parts of the Building and the Estate.

SCHEDULE 4
MATTERS AFFECTING THE FREEHOLD
1.	An agreement made pursuant to Section 106 of the Town and Country Planning Act 1990 dated 11th October, 1999 made between (1) Rysbridge Estates Limited, (2) BHF — Bank AG and (3) The London Borough of Hammersmith and Fulham in so far as they relate to the Property.
2.	All other easements rights covenants and other matters affecting the Property at the date hereof.
3.	All those matters referred to at the date hereof in the titles registered at the Land Registry under title numbers BGL33130 and BGL40150 save for any charges personal to the Landlord or Head Landlord in so far as they relate to the Property.

SCHEDULE 5
GUARANTEE PROVISIONS
1.	The Guarantor guarantees to the Landlord the due and punctual payment and performance by the Tenant of all the tenant’s obligations and liabilities under this Lease and indemnifies the Landlord against all losses, damages costs and expenses arising or incurred by the Landlord as a result of the non-payment or non-performance of those obligations or liabilities.

2.	The obligations of the Guarantor under this Lease:
(a)	constitute a direct, primary and unconditional liability to pay within 5 Business Days of written demand to the Landlord any sum which the Tenant is liable to pay under this Lease and to perform on demand by the Landlord any obligation of the Tenant under this Lease without the need for any recourse on the part of the Landlord against the Tenant;

(b)	will not be affected by:
(i)	any time or indulgence granted to the Tenant by the Landlord;

(ii)	any legal limitation, disability or other circumstances relating to the Tenant or any irregularity, unenforceability or invalidity of any obligations of the Tenant under this Lease;

(iii)	any licence or consent granted to the Tenant or any variation in the terms of this Lease save as provided in section 18 of the LTC Act 1995;

(iv)	the release of one or more of the parties defined as the Guarantor (if more than one); or

(v)	any other act, omission, matter, event or thing whereby (but for this provision) the Guarantor would be exonerated in whole or in part from the guarantee other than a release by deed given by the Landlord.
3.	So long as this guarantee remains in force the Guarantor:
(a)	must not claim or prove as creditor in competition with the Landlord in the event of any bankruptcy, liquidation, rehabilitation, moratorium or other insolvency proceedings relating to the Tenant;

(b)	is not entitled to claim or participate in any security held by the Landlord in respect of the obligations of the Tenant under this Lease;

(c)	must not exercise any right of set-off against the Tenant.
4.	If the Landlord brings proceedings against the Tenant, the Guarantor will be bound by any findings of fact, interim or final award or interlocutory or final judgment made by an arbitrator or the court in those proceedings.

5.	If:
(a)	the Tenant (being a company) enters into liquidation and the liquidator disclaims this Lease; or

(b)	the Tenant (being a company) is dissolved and the Crown disclaims this Lease; or

(c)	the Tenant (being an individual) becomes bankrupt and the trustee in bankruptcy disclaims this Lease; or

(d)	this Lease is forfeited,
then within six months after the disclaimer or forfeiture the Landlord may require the Guarantor by notice to accept a lease of the Property for a term equivalent to the residue which would have remained of the Term if there had been no disclaimer or forfeiture at the same rents and subject to the same covenants and conditions (including those as to the review of rent) as are reserved by and contained in this Lease.

6.	The new lease and the rights and liabilities under it will take effect as from the date of the disclaimer or forfeiture and the Guarantor will be liable for all payments due under the new lease as from the date of disclaimer or forfeiture as if the new lease had been granted on the date of disclaimer or forfeiture.

7.	The Guarantor or his personal representatives must pay the Landlord’s costs of and accept the new lease and must execute and deliver to the Landlord a counterpart of it.

8.	If the Landlord does not require the Guarantor to take a Lease of the Property, the Guarantor must pay to the Landlord within 5 Business Days of written demand a sum equal to the rent that would have been payable under this Lease but for the disclaimer or forfeiture in respect of the period from the date of the disclaimer or forfeiture until the date which is six months after the date of the disclaimer or forfeiture or the date on which the Property has been re-let by the Landlord, whichever first occurs.

9.	If any VAT is payable by the Tenant to the Landlord under the terms of the Lease, the Guarantor’s obligation extends to that VAT. If the Guarantor makes any payment in respect of VAT, the Landlord’s obligation to issue a VAT invoice to the Tenant under the Lease in respect of that VAT is not affected, and the Landlord is not obliged to issue a VAT invoice to the Guarantor in respect of that VAT.

10.	If the guarantee in this schedule is intended to be authorised guarantee agreement:
(a)	to the extent that any provision of this guarantee does not conform with section 16 of the LTC Act 1995, that provision is severed from the remainder of this guarantee and this guarantee has effect as if it excluded that provision; and

(b)	in particular, but without limitation, paragraph 5 must be read as though subparagraph (d) were omitted from it and paragraphs 5, 6 and 8 must be read as though all references to forfeiture of this Lease were omitted from them.

SCHEDULE 6
ESTATE SERVICES AND ESTATE SERVICE CHARGE
1.	Estate Services

The Estate Services are:
(a)	the repair (including the repair of inherent defects and where reasonably necessary renewal) maintenance cleaning decoration supervision and management as and where necessary of the Estate Common Parts;

(b)	the lighting during Estate opening hours and such other times as the Head Landlord may reasonably decide of such Estate Common Parts as require lighting;

(c)	a 24 hour security patrol and/or a switchboard system to prevent vandalism and theft;

(d)	the upkeep of and tending and stocking of any garden areas and landscaping in the Estate and of the forecourts roadways pathways and open areas within the Estate; and

(e)	such other services as the Head Landlord may from time to time reasonably decide to supply for the general benefit of all or substantially all of the tenants occupiers and users of the Estate in the interests of good estate management.
2.	Expenditure to be taken into account in calculating the Estate Service Charge
2.1	All reasonable and proper costs and expenses reasonably incurred by the Head Landlord in and about the provision from time to time of services in to or for the benefit of the Estate which without prejudice to such generality shall include those under the following heads listed in paragraphs 2.2 to 2.26 inclusive in providing the Estate Services.

2.2	The cost of and incidental to compliance by the Head Landlord with every notice regulation requirement or order of any competent local or other authority or any enactment affecting the Estate.

2.3	The cost of repairing (including in the context only of repair where reasonably necessary renewing rebuilding or replacement) maintaining decorating or otherwise treating and keeping free from and remedying all defects whatsoever cleaning and keeping free from obstruction but not amending all Estate Common Parts or other conveniences which may belong to or be used for the Estate along or in common with other premises near or adjoining the Estate including any amounts which the Head Landlord may be called upon to pay as a contribution towards such costs.

2.4	The costs of maintaining in proper working order overhauling repairing servicing replacing fuelling acquiring taxing and insuring any vehicles necessarily used by the Head Landlord or any of its employees solely in connection with the provision of the Estate Services to the Estate.

2.5	The cost of taking out and maintaining in force an effective and comprehensive insurance policy against liability of the Head Landlord for injury to or death of any person (including every agent servant and workman of the Head Landlord) and damage to or destruction of the property of any such person arising out of the performance of the Estate Services and/or maintenance and/or occupation of the Estate or any part of it and in particular but without limitation:
(a)	employer’s liability; and

(b)	insurance against such injury death damage or destruction as above stated due to the act neglect default or misconduct of the agents servants or workmen of the Head Landlord employed solely in connection with the management and/or maintenance of the Estate Common Parts, and also such further or other insurances relating to the Estate Common Parts as the Head Landlord shall from time to time reasonably and properly deem necessary
2.6	The charges assessments and other outgoings (if any) payable by the Head Landlord in respect of the Estate Common Parts

2.7	All fees charges expenses and commissions of any person or persons the Head Landlord may from time to time employ in connection with the management and supervision of the Estate Common Parts

2.8	The cost of preparing submitting and settling any insurance claims relating to the Estate Common Parts

2.9	The cost of maintaining and when necessary replacing or renewing a security patrol and security observation system for the Estate (including but not by way of limitation the provision of alarms close circuit television and apparatus and fittings designed to prevent or limit vandalism)

2.10	The cost of the upkeep of the tending and stocking of any garden areas and landscaping in the Estate and of the forecourts roadways pathways and open areas within the Estate

2.11	The cost of providing and maintaining and where necessary replacing appropriate furniture for use:
(a)	in the relevant Estate Common Parts;

(b)	by persons employed by the Head Landlord in or about the provision of the Estate Services.
2.12	The cost of providing maintaining and where necessary replacing such flags decorative lights and other decorations or other like amenities as the Head Landlord shall reasonably think fit to provide for the benefit of the Estate and its occupiers.

2.13	The cost of providing and replacing paladins or other refuse containers for the public in the Estate Common Parts and arranging for the collection and removal of refuse.

2.14	The cost of maintaining and where necessary renewing all directional and other notices posters boards or signs in the Estate or relating to the Estate (whether in or outside the Estate).

2.15	The cost of cleaning repairing maintaining and where necessary renewing any toilets in the Estate Common Parts.

2.16	The cost of providing maintaining and where necessary renewing public telephones on the Estate Common Parts.

2.17	The cost of taking all steps reasonably deemed desirable or expedient by the Head Landlord for complying with making representations against or otherwise contesting the incidence of the provisions of any Acts of Parliament concerning any matter adversely affecting relating or allegedly relating to the Estate to the detriment of the Tenant.

2.18	The cost of providing to the Estate Common Parts fire fighting equipment appliances and any signs or notices required by the local Fire Officer and the cost of repair maintenance and where necessary renewal of the same.

2.19	The cost (to the extent that such cost is solely in relation to the Estate) of obtaining the necessary management for the Estate with any staff (employed either directly or indirectly by the Head Landlord) required for the performance of duties in connection with the maintenance and/or security of the Estate and the provision of the Estate Services or other matters referred to in this part of Schedule 6 to the tenants occupiers and users of the same and all other incidental expenditure in relation to such employment including contributions to the payment of such state insurance health pension welfare and other contributions and premiums to the extent that the Head Landlord may be required by any enactment to pay the same and uniforms working clothes tools machinery two way radios appliances office equipment or motor vehicles used solely for estate purposes cleaning and other material bins receptacles and other equipment for the proper performance of their duties.

2.20	The rates telephone charges gas electricity and other incidental expenses solely in relation to the Estate of:
(a)	any accommodation provided in the Estate or elsewhere for occupation or use by the persons employed in connection with the provision of the services to and the management and/or the security of the Estate; and

(b)	any accommodation provided for machinery vehicles parts equipment and other things employed solely in connection with the provision of the said services and the management and/or security of the Estate.
2.21	The cost of leasing any item required for the purpose of carrying out any of the matters referred to in this schedule.

2.22	All professional charges fees and expenses incurred and payable by the Head Landlord in respect of the matters mentioned in paragraphs 2.1 to 2.21 above in so far as not already charged under paragraph 2.7 above.

2.23	During any relevant Accounting Period or part in which the Head Landlord does not employ the Head Landlord’s agent to manage the Estate (in the capacity of managing agent) a reasonable and proper sum that would otherwise be payable for the management of the Estate.

2.24	All Value Added Tax or other similar tax payable by the Head Landlord in respect of the matters referred to in paragraphs 2.2, 2.3, 2.4 and 2.5 above in so far as the same is not recoverable by the Head Landlord as an input.

2.25	The cost to the Head Landlord by way of interest commission banking charges commitment fees or otherwise of borrowing any necessary sums to provide the Services under the foregoing paragraphs other than in relation to any such sums payable to any member of the same group of companies (as defined in the Companies Act 1985) as the Head Landlord.

Provided always that the Head Landlord may at any time add to the heads of expenditure any depreciation or other allowance or provision for future anticipated expenditure on or replacement of any installation equipment plant or apparatus used in connection with the provision of the services for the Estate not previously included and from and after the relevant date of the exercise of this right such additional items of depreciation allowance provision expenditure or value shall be included in the calculation of the Estate Service Charge.
2.26	If provided and made available for the Tenant’s use all the costs incurred by the Head Landlord in the operation upkeep repair cleaning decoration management supervision and management of the fitness centre.
3.	Provisions for the payment of Estate Service Charge by the Tenant

3.1	The Landlord or the Landlord’s agent will notify the Tenant before or as soon as reasonably practicable after the Landlord receives notification from the Head Landlord of the estimated Estate Service Charge payable by the Tenant during the Service Charge Year and the Tenant shall pay the estimated Estate Service Charge to the Landlord by four equal quarterly instalments on the Quarter Days beginning with whichever shall be the later of the Quarter day preceding the start of the relevant Accounting Period or the Quarter Day next following the notification as before stated.

3.2	If the Head Landlord shall reasonably incur or imminently anticipate incurring substantial expenditure in any Accounting Period which was not taken into account in notifying the Tenant of the estimated Estate Service Charge for that Accounting Period the Tenant shall within 21 days of written demand pay to the Landlord as a further instalment of the estimated Estate Service Charge the amount as assessed by the Head Landlord’s agent whereby the estimated Estate Service Charge for that Accounting Period is increased by such expenditure

3.3	As soon as reasonably practicable after the end of each Accounting Period the Landlord’s agent will supply the Tenant (provided it has received the same from the Head Landlord and in any event as soon as it does so) with a statement audited by an independent chartered accountant showing:
(a)	the Estate Service Costs including a detailed summary thereof during that Accounting Period due allowance being made for any reimbursement or commission and interest on such sums received by the Head Landlord from any insurer tenant or other person not being a payment of Estate Service Charge or estimated Estate Service Charge and interest received by the Landlord on all sums held by it by way of Estate Service Charge pending expenditure (which shall be credited to the Estate Service Charge);

(b)	the proportion and method of calculation of such service costs which are payable by the Tenant.
3.4	If the amount shown payable by the Tenant in such statement exceeds the amount of the estimated Estate Service Charge paid by the Tenant on account for the relevant Accounting Period the Tenant shall pay the amount of the excess to the Landlord within 28 days of the issue of the said statement. If the amount so shown is less than the amount of the estimated Estate Service Charge so paid the difference shall be credited to the Tenant towards the next estimated Estate Service Charge payment due from the Tenant or repaid to the Tenant at the End of the Term.

3.5	Vouchers evidencing expenditure referred to in any such statement issued by the Head Landlord’s agent shall be made available for inspection by the Tenant at the offices of the Landlord or the Landlord’s agent (provided that the Landlord has received the same from the Head Landlord and in any event as soon as it does so) during his normal business hours during the period of 14 days following the issue of such statement.

4.	The Tenant shall not be responsible whether through the Building Service Charge or the Estate Service Charge for:
(a)	the costs incurred by the Head Landlord in complying with planning agreements in direct or indirect relation to the building, development, redevelopment or refurbishment of the Estate or any building situate therein or in relation to any statutory obligations of the Landlord in relation to either of the Building or the Estate pursuant to the provisions of the Environmental Protection Act 1990 or the Control and Pollution Act 1974 or Environmental Act 1995 or any statutory re-enactment or modification thereof; and/or

(b)	the costs incurred by the Head Landlord or the Landlord in the collection of the Estate Service Charge or the Building Service Charge and the enforcement of covenants or regulations in each case against other tenants of the Estate (including any administration costs incurred in connection with the same).
5.       Any dispute in relation to this Schedule shall be referred to the Independent Surveyor in accordance with clause 5.3.

SCHEDULE 7
BUILDING SERVICES AND BUILDING SERVICE CHARGE
1.	Basic Services

The Basic Services are:
(a)	the repair decoration inspection testing maintenance and renewal (where beyond economic repair of the Retained Property including repairs resulting from inherent defects;

(b)	the cleaning of the Common Parts and the exterior of the Building including the exterior of all windows and window frames;

(c)	the provision of lighting to the Common Parts when required;

(d)	the provision of heating to the Building and Common Parts when required;

(e)	the provision of air-conditioning to the Building;

(f)	the provision of hot and cold water to any hot or cold taps in the Common Parts;

(g)	the provision of towels soap and other requisites to any toilets in the Common Parts;

(h)	the repair (whether resulting from an Inherent Defect or not) and maintenance of the structure of the Building including (without limitation) the roof foundations external and load bearing walls structural slabs joists beams columns and girders plant lifts air conditioning heating and other ventilation equipment and conducting media not comprised within the Property;

(i)	the provision and operation in the Common Parts of such fire prevention fire fighting and fire alarm equipment and signs as may be required by any authority or by the Landlord’s insurers;

(j)	the provision and operation of the signboard;

(k)	the provision of refuse bins and the operation of a refuse collection service for the Building; and

(l)	the provision and operation of a security patrol and/or security observation system and/or other security equipment for the Building.
2.	Additional Services

The Additional Services are:
(a)	the carpeting furnishing and equipping of the Common Parts;

(b)	the provision and operation of any plant not included within the Basic Services;

(c)	the provision either permanently or at times which the Landlord reasonably considers appropriate of pictures floral displays flags decorative lights and other decorations in the Common Parts;

(d)	the provision and maintenance of appropriate or useful signs or notices in the Common Parts or visible from the Common Parts or from outside the Building; and

(e)	the provision of any other services which the Landlord from time to time reasonably considers appropriate having regard to the principles of good estate management.
3.	Building Service Costs
The Building Service Costs are the reasonable and proper costs and expenses incurred by the Landlord in the operation and management of the Building and the provision of the following services to it including without limitation:
(a)	the cost of providing the Building Services (to the extent provided);

(b)	the cost of providing to the Retained Property any service which had it been provided to the Common Parts could have constituted one of the Services;

(c)	the cost of all fuel or other energy sources for the Plant and/or the Retained Property;

(d)	any costs which the Landlord may be required to pay to other parties as a contribution to the cost of the Building Services or to the repair decoration inspecting testing maintenance or renewal of any areas or structures used in common with other parties;

(e)	the Outgoings for and any other property used exclusively in connection with the provision of the Building Services;

(f)	the cost of preparing submitting and settling any insurance claims relating to the Building;

(g)	the cost of employing or retaining the Landlord’s agent for the Building;

(h)	the cost of employing or retaining staff to provide the Building Services including all incidental expenditure relating to that employment but which shall not include expenditure on pensions insurance health welfare industrial training levies redundancy but shall (without limitation) include National Insurance clothing tools machinery equipment and vehicles which in each case the Landlord considers are required for the proper performance by the staff in question for the sole purpose of their duties in relation to the Building Services;

(i)	the cost of complying with making representations against or otherwise contesting the incidence of any Legal Obligation or prospective Legal Obligation which will or may adversely affect the Building;

(j)	the cost of leasing any item required in connection with the Building Services;

(k)	all reasonable and proper professional charges fees and expenses payable by the Landlord in respect of any of the Building Services or the Building Service Costs other than in calculation preparation and issue of certificates accounts and audits;

(1)	during any period for which the Landlord does not employ an independent Landlord’s agent to manage the Building a sum retainable by the Landlord equal to the charges which a firm of surveyors based in central London might reasonably be expected to make for managing the Building;

(m)	all Value Added Tax payable by the Landlord in respect of the Building Service Costs insofar as it is not recoverable by the Landlord as an input; and

(n)	the cost to the Landlord by way of interest commission banking charges commitment fees or otherwise of borrowing any necessary sums in respect of the Building Service Costs other than in relation to such sums payable to any member of the same group of companies as the Landlord’s group (as defined in the Companies Act 1985).
4.	Calculation and Payment of Building Service Charge
4.1	The Landlord or the Landlord’s agent will notify the Tenant before or as soon as reasonably practicable after the start of the relevant Accounting Period of the estimated Building Service Charge payable by the Tenant during that period and the Tenant shall pay the estimated Building Service Charge to the Landlord by four equal quarterly instalments on the Quarter Days beginning with whichever shall be the later of the Quarter Day preceding the start of the relevant Accounting Period or the Quarter Day next following the notification as before stated.

4.2	If the Landlord shall reasonably incur or imminently anticipate incurring substantial expenditure in any Accounting Period which was not taken into account in notifying the Tenant of the estimated Building Service Charge for that Accounting Period the Tenant shall within 21 days of written demand pay to the Landlord as a further instalment of the estimated Building Service Charge the amount as assessed by the Landlord’s agent whereby the estimated Building Service Charge for that Accounting Period is increased by such expenditure.

4.3	As soon as reasonably practicable after the end of each Accounting period the Landlord’s agent will supply the Tenant with a statement audited by an independent chartered accountant showing:
(a)	the Building Service Costs during that Accounting Period due allowance being made for any reimbursement commission discount and interest on such sums received by the Landlord from any insurer tenant or other person not being a payment of Building Service Charge or estimated Building Service Charge and interest received by the Landlord on all sums held by it by way of Building Service Charge pending expenditure (which shall be credited to the Building Service Charge);

(b)	the proportion and method of calculation of such service costs which are payable by the Tenant.
4.4	If the amount shown payable by the Tenant in such statement exceeds the amount of the estimated Building Service Charge paid by the Tenant on account for the relevant Accounting Period the Tenant shall pay the amount of the excess to the Landlord within 28 days of the issue of the said statement and if the amount so shown is less than the amount of the estimated Building Service Charge so paid the difference shall be credited to the Tenant towards the next estimated Building Service Charge payment due from the Tenant or repaid to the tenant at the End of the Term.

4.5	Vouchers evidencing expenditure referred to in any such statement issued by the Landlord’s agent shall be made available for inspection by the Tenant at the offices of the Landlord or the

Landlord’s agent during his normal business hours during the period of 14 days following the issue of such statement.

5.	Disputes

Any dispute in relation to Schedule 7 shall be referred to the Independent Surveyor pursuant to Clause 5.3.

SCHEDULE 8
ADDITIONAL DEFINITIONS AND PROVISIONS
PART 1
ADDITIONAL DEFINITIONS
Acts of Terrorism has the meaning given to that expression by the Reinsurance (Acts of Terrorism) Act 1993;
Cap means £151,614 (exclusive of VAT);
Default Interest Rate means four per cent. per annum above the Interest Rate;
Initial Period means, if the Property is destroyed or damaged by Uninsured Terrorism, the period of 1 year commencing on the date of the destruction or damage;
Insured Risks means fire, lightning, explosion, earthquake, aircraft and other aerial devices and articles dropped from them, escape of oil, impact by vehicles or animals, riot, civil commotion, Acts of Terrorism, strikes and labour disturbances, storm, flood, bursting and overflowing of water tanks, apparatus or pipes and additional risks against which the Landlord from time to time decides to insure subject to such exclusions, limitations and excesses as are imposed by its insurers and to the extent to which the risks mentioned in this definition are insurable with the Landlord’s insurers but includes loss or damage by Acts of Terrorism if and only to the extent that the Landlord has insured against Acts of Terrorism;
Rent Commencement Date means 17 October, 2007 ; and
Service Charge Commencement Date means the 17 October 2006
Terrorism has the meaning given to that expression by the Terrorism Act 2000 and includes Acts of Terrorism;
Uninsured Terrorism means Terrorism to the extent that it is not an Insured Risk.
PART 2
ADDITIONAL PROVISIONS
1.	OPTION TO RENEW

1.1	(a) In this clause:
Contractual Term means the contractual term of this Lease specified in clause 3.1 but excluding any period of holding over or any extension or continuation of it by statute or at common law;

the Tenant’s First Notice means the notice to be given by the Tenant pursuant to clause 1.3(a) of its intention to exercise the right to renew this Lease;

the New Lease means a further lease of the Property to be granted on the expiry of the Contractual Term pursuant to this clause 1;

the New Lease Guarantor means the guarantor referred to in clause 1.3(b) who is to give the guarantee to be contained in the New Lease;

the Order means the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003;

the Tenant’s Second Notice means the notice to be given by the Tenant pursuant to clause 1.3(e) exercising the right to renew this Lease.
1.2	If all of the conditions set out in clause 1.3 are satisfied the Landlord must grant to the Tenant and the Tenant must take the New Lease in accordance with the provisions of this clause 1.

1.3	The conditions referred to in clause 1.2 are that:
(a)	the Tenant has given the Tenant’s First Notice to the Landlord at any time after the date 8 months before expiry of the Contractual Term and before the date 7 months before expiry date of the Contractual Term;

(b)	if at the date of the Tenant’s First Notice there is a guarantor of the Tenant’s obligations contained in this Lease, then the First Tenant’s Notice must also be signed by or on behalf of that guarantor or must be accompanied by a notice given by that guarantor, in either case confirming the intention of that guarantor to guarantee to the Landlord the Tenant’s obligations of the Tenant in the New Lease;

(c)	before the Tenant’s Second Notice is given (and therefore before the Tenant becomes contractually bound to take the New Lease and before the New Lease Guarantor becomes contractually bound to give the guarantee to be contained in the New Lease):
(i)	the Landlord has given to the Tenant notices in a form complying with the requirements of schedule 1 to the Order relating to the New Lease and to the further lease which the Tenant might be obliged to take pursuant to an authorised guarantee agreement to be given on assignment of the New Lease and to any New Lease Guarantor relating to the further lease which the New Lease Guarantor might be obliged to take pursuant to the guarantee to be contained in the New Lease or pursuant to an authorised guarantee agreement to be given on assignment of that further lease; and

(ii)	the Tenant and any New Lease Guarantor have made declarations or statutory declarations (as required by the Order) relating to such leases in a form complying with schedule 2 to the Order;
(d)	this Lease has not been assigned after the Landlord has given the Tenant and any New Lease Guarantor the notices referred to in clause 1.3(c)(i);

(e)	at any time after the date 7 months before expiry of the Contractual Term and before the date 6 months prior to expiry of the Contractual Term the Tenant has given the Tenant’s Second Notice to the Landlord, such notice also to be signed by or on behalf of any New Lease Guarantor or accompanied by a notice given by the New Lease Guarantor, in either case confirming the agreement of the New Lease Guarantor to guarantee to the Landlord the Tenant’s obligations in the New Lease;

(f)	on the date of the Tenant’s First Notice and on the date of the Tenant’s Second Notice and at the expiry of the Contractual Term there is no subsisting breach of the covenants and conditions on the part of the Tenant contained in this Lease.
1.4	The New Lease shall be for a term of 5 years commencing on the day after the expiry of the Contractual Term of this Lease and shall reserve the same rents as are reserved by this Lease, except that the yearly rent shall be determined in accordance with clauses 1.5 and 1.6 and the New Lease shall otherwise be in the same form mutatis mutandis as this Lease (including in the event that the revised yearly rent payable under the New Lease has not been agreed or determined by the time the New Lease is granted clauses in the same form as clauses 1.5 and 1.6 mutatis mutandis and as if the first day of the term of the New Lease were a review date and the rent payable immediately before the review date were the rent referred to in clause 1.5(a), including (for the avoidance of doubt) the provision for payment of interest at the Interest Rate on the shortfall from the expiry of the Contractual Term until the revised yearly rent is determined or agreed) but excluding this option to renew.

1.5	The yearly rent reserved by the New Lease shall be a rent equal to the greater of:
	(a)	the yearly rent payable at the expiry of the Contractual Term of this Lease (or which would be payable were it not for any abatement of rent in accordance with this Lease or any statutory restriction or modification); and

	(b)	the revised rent ascertained in accordance with clause 1.6

1.6	(a)	The revised rent payable under the New Lease may be agreed in writing at any time between the Landlord and the Tenant or (in the absence of agreement) determined not earlier than the date two months before the expiry of the Contractual Term ( the Review Date) at the option of the Landlord by an independent valuer (acting as an expert ) of recognised standing and having experience in letting and valuing property of a like kind and character to the Property.

	(b)	In the absence of agreement the independent valuer may be nominated by or on behalf of the president for the time being of the Royal Institution of Chartered Surveyors on the application of either the Landlord or the Tenant made not earlier than two months before the Review Date.

	(c)	In the case of valuation the revised rent to be determined by the valuer will be such as he decides is the full yearly rent at which the Property might reasonably be expected to be let at the Review Date:
(i)	after the expiry of a rent free period or a concessionary rent period given for fitting-out purposes only of such length and the giving of such other inducements (including, without limitation, any rental concession, capital payment or contribution to fitting out costs) given for fitting out purposes only as in either case would be negotiated in the open market between a willing landlord and a willing tenant so that the yearly rent is that payable after the expiry of any such rent free period or concessionary rent period and after the giving of any such inducement; and

(ii)	on the assumptions set out in clause 1.6(d) but disregarding the matters set out in clause 1.6(e).

(d)	The assumptions are that at the Review Date:
(i)	the Property:
(A)	is available to let on the open market by a willing landlord to a willing tenant by one lease without a premium from either party and with vacant possession for a term of 10 years commencing on the Review Date with the rent payable from then;

(B)	is to be let as a whole on a lease which is to contain the same terms as this Lease (other than the amount of the rent referred to in clause 4.1 and any rent free or reduced rent period allowed to the Tenant but including the provisions for review of that rent at the fifth anniversary of the relevant Review Date);

(C)	is fit and available for immediate occupation and use and is fitted out for the incoming tenant’s immediate use as authorised by this Lease in accordance with the incoming tenant’s requirements and if then destroyed or damaged that it has been fully reinstated; and

(D)	may be used for any of the purposes permitted by this Lease including any purpose which falls within the same use class (under the Town & Country Planning (Use Classes) Order for the time being in force) as the purpose permitted by this Lease;
(ii)	all the covenants in this Lease by the Landlord and the Tenant have been performed and observed; and

(iii)	no work has been carried out to the Property which has diminished the rental value and in case the Building has been destroyed or damaged it has been fully restored.
(e)	The matters to be disregarded are:
(i)	any effect on rent of the fact that the Tenant, its subtenants or their respective predecessors in title have been in occupation of the Property;

(ii)	any goodwill attached to the Property by reason of the carrying on at it of the business of the Tenant, its subtenants or their predecessors in title in their respective businesses; and

(iii)	any increase in rental value of the Property attributable to the existence at the Review Date of any voluntary improvement alteration or addition to the Property carried out by and at the cost of the Tenant, its subtenants or their respective predecessors in title during the Term or during any earlier period of occupation arising out of an agreement to grant the Term.
In this clause a voluntary improvement alteration or addition is one carried out with the consent of the Landlord (where required) but not under an obligation to the Landlord or its predecessors in title.

(f)	In the case of determination by a valuer:

(i)	the fees and expenses of the valuer including the cost of his appointment must be borne as he decides or in the absence of any decision equally by the Landlord and the Tenant who must otherwise each bear their own costs;

(ii)	the valuer must afford the Landlord and the Tenant an opportunity to make representations to him; and

(iii)	if the valuer dies, delays or becomes unwilling or incapable of acting or if for any other reason the president for the time being of the Royal Institution of Chartered Surveyors or the person acting on his behalf thinks fit he may discharge the valuer and appoint another in his place.
(g)	If the revised rent payable with effect from the Review Date has not been agreed by the Review Date rent will continue to be payable at the rate previously payable. Within 10 Business Days of the revised rent being ascertained the Tenant must pay to the Landlord any shortfall between the rent and the revised rent payable up to and on the preceding Quarter Day together with interest at the Interest Rate calculated on a day to day basis on each part of the shortfall from the date or respective dates on which each part would have been due for payment had the revised rent been ascertained before the Review Date until the date of payment.

For the purpose of this clause the revised rent will be deemed to have been ascertained on the date when it has been agreed between the Landlord and the Tenant or the date of the determination by the valuer and notified in writing to the Tenant.

(h)	If either the Landlord or the Tenant fails to pay any costs awarded against it in the case of an arbitration or the relevant part of the fees and expenses of the valuer under clause 1.6(f) within 15 Business Days of the same being demanded by the valuer the other may pay the same and the amount so paid must be repaid on demand by the party chargeable and is recoverable from that party as a debt due. If the valuer requires payment of his fees and expenses before releasing his determination, either the Landlord or the Tenant may pay them and recover the other’s share of them from the other.

(i)	Time is not of the essence for the purposes of this clause.
17	The Landlord shall produce the engrossments of the New Lease and the counterpart and the Tenant and the New Lease Guarantor (if any) shall each execute the counterpart and deliver it to the Landlord on completion.

2.	ADDITIONAL RENT FREE PERIOD

If the Tenant enters into the New Lease pursuant to paragraph 1 above then the Landlord shall grant an additional rent free period of three months commencing on the Term Commencement Date of the New Lease such rent free period to apply (for the avoidance of doubt) only to the yearly rent reserved by Clause 4.1 of the New Lease.

SIGNATORIES

SIGNED as a DEED by		)
ANN SUSAN WILLIAMS		)
as attorney for THE ROYAL BANK OF		)
SCOTLAND PLC as trustee and not otherwise		)
of Schroder Exempt Property Unit Trust		)
in the presence of:		)

Witness’s
Signature:	/s/ Nicola Emily Jane Deadman
Name:	NICOLA EMILY JANE DEADMAN

Address:	The Royal Bank of Scotland
Trustee and Depositary Services
1st Floor, Waterhouse Square
138-142 Holborn, London EC1N 2TH